Exhibit 10.1

Published CUSIP Number:

Revolving Credit CUSIP Number:

$500,000,000

CREDIT AGREEMENT

dated as of March 9, 2017,

by and among

MITEL US HOLDINGS, INC.,

as U.S. Borrower,

MITEL NETWORKS CORPORATION,

as Canadian Borrower,

the Lenders referred to herein,

as Lenders,

and

CITIZENS BANK, N.A.,

as Administrative Agent,

Swingline Lender and Issuing Lender,

and

BANK OF MONTREAL,

CANADIAN IMPERIAL BANK OF COMMERCE

and

HSBC BANK CANADA,

as Co-Syndication Agents,

and

BANK OF AMERICA, N.A.,

EXPORT DEVELOPMENT CANADA

and

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

CITIZENS BANK, N.A.,

BMO CAPITAL MARKETS,

CANADIAN IMPERIAL BANK OF COMMERCE

and

HSBC BANK CANADA,

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1.1(a)	-	Existing Letters of Credit
Schedule 1.1(b)	-	Lease Purchasers
Schedule 1.1(c)	-	Commitments and Commitment Percentages
Schedule 7.1	-	Jurisdictions of Organization and Qualification
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.6	-	Tax Matters
Schedule 7.9	-	ERISA Plans; Canadian Pension Plans
Schedule 7.13	-	Labor and Collective Bargaining Agreements
Schedule 7.25	-	Insurance
Schedule 8.14(f)	-	Credit Parties, Non-Material Subsidiaries and Excluded Subsidiaries
Schedule 8.17	-	Post-Closing Matters
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3 Schedule 9.4	- -	Existing Loans, Advances and Investments Permitted Reorganization Steps
Schedule 9.7	-	Transactions with Affiliates

CREDIT AGREEMENT, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent” or the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders and CITIZENS BANK, N.A., as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrowers have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Administrative Agent” means Citizens, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means, the offices of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 12.21.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Net Leverage Ratio:

Pricing Level	Consolidated Total Net Leverage Ratio	Commitment Fee	LIBOR Rate Loan	Base Rate Loan
I	Less than 1.25 to 1.00	0.25%	1.75%	0.75%
II	Greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00	0.25%	2.00%	1.00%
III	Greater than or equal to 1.75 to 1.00, but less than 2.25 to 1.00	0.30%	2.25%	1.25%
IV	Greater than or equal to 2.25 to 1.00, but less than 2.75 to 1.00	0.35%	2.50%	1.50%
V	Greater than or equal to 2.75 to 1.00	0.35%	3.00%	2.00%

The Applicable Margin shall be determined and adjusted quarterly on the first Business Day after the day on which the Parent provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter or Fiscal Year of the Borrowers, as applicable (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on “Pricing Level I” set forth above until the first Calculation Date occurring after the first full fiscal quarter following the Closing Date and, thereafter the pricing level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, and (b) if the Parent fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter or Fiscal Year of the Borrowers preceding the applicable date on which such Officer’s Compliance Certificate was required to have been delivered, the Applicable Margin from the first Business Day following the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on “Pricing Level V” until the first Business Day following the date on which such Officer’s Compliance Certificate is delivered, at which time the pricing level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding such Calculation Date. Subject to clause (b) of the preceding sentence, the applicable pricing level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the pricing level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then promptly, and in any event within three (3) Business Days following the earlier of (x) any Borrower’s receipt of notice of such inaccuracy from the Administrative Agent or (y) any Borrower’s actual knowledge of such inaccuracy, (A) the Borrowers shall immediately deliver to the

Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Net Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.6. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 5.15.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citizens Bank, N.A., HSBC Bank Canada, National Association, Canadian Imperial Bank of Commerce and BMO Capital Markets, in their capacity as joint lead arrangers and joint bookrunners.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests) by any Credit Party or any Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Subsidiary of the Borrowers to any Person that is not a Credit Party or any Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrowers or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary and (i) the disposition of Equity Interests issued by the Parent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent and reasonably satisfactory to the Borrowers.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). In no event shall the Base Rate be less than 0%.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Borrower” and “Borrowers” each has the meaning assigned thereto in the introductory paragraph.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts, New York, New York, Chicago, Illinois and Toronto, Canada, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, (Canada), The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, (Canada) and the United Nations Act, (Canada), together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act (Canada) and any similar Canadian legislation in effect from time to time.

“Canadian Borrower” has the meaning assigned thereto in the introductory paragraph.

“Canadian Credit Parties” means the Canadian Borrower and each Subsidiary Guarantor that is a Canadian Person.

“Canadian Multi-Employer Plan” shall mean any Canadian Pension Plan, to which a Credit Party is required to contribute pursuant to a collective agreement or participation agreement but which is not administered or sponsored by a Credit Party.

“Canadian Pension Plan” shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a province or territory thereof, whether or not registered under any such laws, which is maintained, sponsored, administered or contributed to by, or to which there is or may be an obligation to contribute by, any Credit Party in respect of any Person’s employment in Canada with such Credit Party, it being understood that “Canadian Pension Plan” does not include the Canada Pension Plan administered by the federal government of Canada or the Quebec Pension Plan administered by the Province of Quebec.

“Canadian Person” means any Person that is formed under the laws of Canada or any province thereof.

“Canadian Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered by the Parent and each Canadian Subsidiary Guarantor, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Canadian Subsidiary” means any Subsidiary that is incorporated or organized under the laws of Canada or any jurisdiction thereof.

“Canadian Subsidiary Guarantor” means each Canadian Subsidiary which has executed and delivered the Subsidiary Guaranty (or a supplement thereto).

“Canadian Tax Act” means the Income Tax Act (Canada) and the rules and regulations promulgated thereunder.

“Capital Expenditures” means, with respect to the Borrowers and their Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) the additions to Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person.

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral”

shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or Canada or any agency thereof maturing within twelve (12) months from the date of acquisition thereof, (b) commercial paper maturing no more than twelve (12) months from the date of acquisition thereof and currently having a credit rating of “Prime 1” (or the equivalent grade) or higher from Moody’s or “A 1” (or the equivalent grade) or higher from S&P, (c) certificates of deposit maturing no more than twelve (12) months from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States (or any state thereof) or Canada, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, (d) time deposits maturing no more than thirty (30) days from the date of acquisition thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or CDIC or the deposits of which are insured by the FDIC or CDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (e) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial institution satisfying the criteria set forth in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii)     has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial institution thereunder and (f) investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Subsidiaries, in any money market fund that (i) has substantially all of its assets invested continuously in investments of the character, quality and maturity referred to in clauses (a) through (e) above, (ii) has net assets of not less than $1,000,000,000 and (iii) has the highest rating obtainable from any of S&P or Moody’s.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“CDIC” means the Canadian Deposit Insurance Corporation.

“Change in Control” means an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of the Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Parent; or

(b)    there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrowers or any of their Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein; or

(c)    during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Parent then in office; or

(d)    The Parent shall fail, directly or indirectly, to legally and beneficially own 100% of the outstanding Equity Interests of the U.S. Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citizens” means Citizens Bank, N.A.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means, collectively, all of the Collateral (as defined in any Security Document), property subject to a mortgage, charge, deed of trust, debenture or hypothec under any Loan Document and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or other Lien or purported to be subject to a security interest or other Lien under any Security Document or other Loan Document; provided, however, that in no case (except as may be required under Section 8.14(b)) will any property or asset of any Excluded Subsidiary be pledged as collateral, be subject to a security interest or other Lien, or otherwise be treated as Collateral, in each case, directly or indirectly for any Obligation of any Credit Party that is a U.S. Person; provided further, that Equity Interests of any Excluded Subsidiary may be pledged by the owner thereof to the extent required by the Loan Documents as Collateral for the Obligations and to the extent that the pledge of such Equity Interests would not cause the assets of such Excluded Subsidiary to be treated as supporting, directly or indirectly, any Obligations of any Credit Party that is a U.S. Person.

“Commitment Fee” has the meaning assigned thereto in Section 5.5(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP:

(a)    Consolidated Net Income for such period plus

(b)    the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i)    income tax expense;

(ii)    Consolidated Interest Expense;

(iii)    amounts attributable to the depreciation and amortization of assets;

(iv)    non-cash foreign exchange losses;

(v)    extraordinary losses (excluding extraordinary losses from discontinued operations);

(vi) (I)(A) non-recurring cash charges and (B) cash charges related to headcount reductions (including associated severance), operational improvements or efficiencies, and similar restructuring and integration initiatives, in an aggregate amount not to exceed during any period of four consecutive fiscal quarters, 10% of Consolidated EBITDA for such period (as calculated before giving effect to any addbacks pursuant to this clause (vi)(I) for the applicable period); and (II)(A) non-recurring non-cash charges and (B) non-cash charges related to headcount reductions (including associated severance), operational improvements or efficiencies, and similar restructuring and integration initiatives;

(vii)    costs and expenses directly incurred, within 120 days following the Closing Date, in connection with the Transactions during such period;

(viii)    costs and expenses as and when incurred in connection with (x) to the extent not included in clause (ii) or clause (vii) above, the credit facilities under this Agreement, (y) any Permitted Acquisition, and (z) any other acquisition (whether or not consummated); provided that, the amount of costs and expenses relating to any Permitted Acquisition that may be added back to Consolidated Net Income pursuant to clause (b)(ix)(y) shall not exceed an amount equal to 10% of the purchase price for such Permitted Acquisition; and provided, further, that, the amount of costs and expenses relating to any other acquisition (whether or not consummated) that may be added back to Consolidated Net Income pursuant to clause (b)(ix)(z) shall not exceed $10,000,000 for the applicable period;

(ix)    non-cash charges and losses attributable to stock-based compensation expense;

(x)    non-cash charges with respect to the write-down or impairment of goodwill and other intangibles;

(xi)    any reduction in Consolidated Net Income resulting from a change in the carrying value of any assets or liabilities acquired in connection with the Transaction or any acquisition, resulting from recording such asset or liability at fair value as required under GAAP for business combinations; and

(xii)    cost savings, synergies and operating expense reductions (in each case, net of actual amounts realized), in each case, that are reasonably expected by the Borrowers in good faith as of any date of determination to be realized within twenty four (24) months of the action giving rise to such cost savings, synergy or operating expense reduction, net of the amount of actual benefits realized from such actions (irrespective of whether any such action has been taken as of the date of determination); provided that such cost savings, synergies and operating expense reductions (A) are reasonably identifiable and factually supportable, and (B) do not exceed during any period of four consecutive fiscal quarters, 15% of Consolidated EBITDA for such period (as calculated before giving effect to any addbacks pursuant to this clause (xiii) for the applicable period); provided further that, notwithstanding anything herein to the contrary, the aggregate amount of all addbacks pursuant to clauses (vi)(I) and (xii) of this definition shall not exceed during any period of four consecutive fiscal quarters 20% of Consolidated EBITDA for such period (as calculated before giving effect to any addbacks pursuant to clauses (vi)(I) and (xii) of this definition for the applicable period); minus

(c)    to the extent included in determining Consolidated Net Income, but without duplication, the sum of:

(i)    non-cash foreign exchange gains; and

(ii)    non-recurring non-cash gains during such period (including, without limitation, gains attributable to the early cancellation of Indebtedness issued by a Credit Party (including as a result of a debt exchange)).

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations) for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrowers and their Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (b) below), in which the Borrowers or any of their Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrowers or any of their Subsidiaries by dividend or other distribution during such period, (b) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrowers or any of their Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (c) any gain or loss from Asset Dispositions during such period.

“Consolidated Total Assets” means, the consolidated total assets of the Borrowers and their Subsidiaries as set forth on the consolidated balance sheet of the Borrowers and their Subsidiaries as of the most recent period for which financial statements were required to have been delivered pursuant to Section 8.1(a) or (b) (or, prior to the first delivery of such financial statements after the Closing Date, the most recent balance sheet provided pursuant to Section 6.1(f)(i)(B)).

“Consolidated Total Indebtedness” means, as of any date of determination with respect to the Borrowers and their Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness (other than Indebtedness set forth in clause (h) of the definition thereof) of the Borrowers and their Subsidiaries.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date minus the unrestricted cash and Cash Equivalents of the Credit Parties on such date that is subject to a first priority Lien (including, to the extent a Deposit Account Control Agreement is required to perfect or prioritize such a Lien in the applicable jurisdiction, pursuant to a Deposit Account Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties) in an aggregate amount not to exceed $50,000,000 to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account and securities account that is subject to a Deposit Account Control Agreement, Securities Account Control Agreement or other blocked account agreement, as applicable, in form and substance satisfactory to the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at the time such Deposit Account Control Agreement or Securities Account Control Agreement is executed.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Credit Party in substantially the form attached as an exhibit to any applicable Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Corresponding Multiple of LTM EBITDA” means, with respect to any dollar basket, as of any date of determination, (a) the amount of such dollar basket divided by Consolidated EBITDA of the Borrowers and their Subsidiaries for the four fiscal quarter period ended December 31, 2016 (on a pro forma basis after giving effect to the Mavenir Sale) multiplied by (b) Consolidated EBITDA for the Borrowers and their Subsidiaries for the most recent four fiscal quarter period ended prior to such date for which financial statements have been delivered pursuant to Section 8.1.

“Covered Person” has the meaning assigned thereto in Section 7.20(a).

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

“CSA” means the Canadian Securities Administrators, or any Governmental Authority succeeding to any of its principal functions.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada), the Canada Business Corporations Act (Canada) where such statute is used by a Person to propose an arrangement and all other liquidation, conservatorship, bankruptcy, suspension of payments, assignment for the benefit of creditors, moratorium of any indebtedness, winding-up, dissolution, judicial management, administration provisional supervision, supervision or reorganisation a “concordat préventif de la faillite” or a “gestion contrôlée”, rearrangement, receivership, insolvency, reorganization or any analogous proceedings (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Credit Parties, composition, compromise, assignment or arrangement with any creditor of any Credit Parties, the appointment of a liquidator, judicial manager, receiver and/or manager, administrative receiver, administrator, compulsory manager, provisional supervisor, supervisor or other similar officer in respect of any Credit Parties or any of its assets, the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer including any similar debtor relief Laws of the United States, Canada, the Spanish Insolvency Law or any other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which, with the passage of time or the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.17(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, any Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Parent, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, provincial or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.17(b)) upon delivery of written notice of such determination to the Parent, each Issuing Lender, the Swingline Lender and each Lender.

“Defined Benefit Plan” shall mean any pension plan or plan that is a “registered pension plan” as defined in the Canadian Tax Act or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction that contains a “defined benefit provision” as defined in subsection 147.1(1) of the Canadian Tax Act.

“Deposit Account Control Agreement” means an agreement, among a Credit Party, a depository institution, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of the Borrowers or their Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrowers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means business competitors of the Borrowers and their Subsidiaries that are in the same or similar line of business as any of the Borrowers or their Subsidiaries (as described in the most recent Annual Report on Form 10-K of the Parent) and are identified in writing by the Parent to the Administrative Agent from time to time or are otherwise reasonably apparent to the Administrative Agent by their name; provided that “Disqualified Institution” shall exclude any Person that the Parent has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means (a) with respect to any U.S. Borrower, any Subsidiary organized under the laws of any political subdivision of the United States; and (b) with respect to any Canadian Borrower, any Subsidiary organized under the laws of Canada or any province thereof.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Disqualified Institution.

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any U.S. Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“European Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any European country, including, without limitation, Belgium, Denmark, France, Germany, the Kingdom of Spain, Sweden, Switzerland or any part of the United Kingdom.

“European Subsidiary Guarantor” means each European Subsidiary which has executed and delivered the Subsidiary Guaranty (or a supplement thereto).

“European Security Agreement” means each pledge agreement, security agreement or other document intended to have the effect of granting a security interest in any Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, each executed and delivered by a European Subsidiary Guarantor or any of its holding companies and in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time or the giving of notice or both has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means any Subsidiary of the Parent (1)(i) that is a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, or (ii) substantially all of whose assets consist of capital stock of one or more of the Subsidiaries described in clause (i) above, (2) that is prohibited from guaranteeing or granting Liens to secure the Obligations by any Applicable Law or that would require any Governmental Approval to guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), (3) that is prohibited by any applicable contractual requirement from guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), but in any case only to the extent such prohibition exists on the Closing Date or on the date such Subsidiary becomes a Subsidiary and such prohibition was not entered into in anticipation of the Closing Date or such Subsidiary becoming a Subsidiary or (4)(x) with respect to which the Administrative Agent and the Borrowers reasonably agree that the cost or other consequences (including stamp taxes, duties, notary fees and registration and legal costs and expenses) of such Subsidiary providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby (it being agreed that any Foreign Subsidiary organized in Denmark, France or Sweden shall be deemed to be a Subsidiary subject to this clause (4)(x)) or (y) to the extent that such Subsidiary providing such a Guarantee or granting such Liens could reasonably be expected to result in adverse tax consequences as determined in good faith by the Borrowers. Notwithstanding the foregoing, “Excluded Subsidiary” shall not include any Subsidiary that the Parent has designated as no longer being an “Excluded Subsidiary” by written notice delivered to the Administrative Agent from time to time.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.14(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.13(g), (d) any United States federal withholding Taxes imposed under FATCA and (e) any Canadian federal withholding Taxes imposed on the payment as a result of having been made to a Recipient that, at the time of making such payment, (i) is a Person with which a Canadian Credit Party does not deal at arm’s length (for the purposes of the Canadian Tax Act), or (ii) is a “specified shareholder” (as defined in subsection 18(5) of the Canadian Tax Act) of a Canadian Credit Party or does not deal at arm’s length (for the purposes of the Canadian Tax Act) with such a “specified shareholder”.

“Existing Credit Agreement” means, that certain Credit Agreement, dated April 29, 2015, by and among the Borrowers, certain financial institutions party thereto and Bank of America, N.A., as administrative agent and as collateral agent and Bank of America, N.A. (acting through its Canada branch), as Canadian administrative agent and Canadian collateral agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding, and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95213, §§ 101.104), as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the fee letter agreement dated March 9, 2017 among the Borrowers and Citizens Bank, N.A.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any U.S. Person.

“Fiscal Year” means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) or any successor statute thereto, as in effect from time to time, (ii) the Flood Insurance Reform Act of 2004 or any successor statute thereto, as in effect from time to time and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 or any successor statute thereto, as in effect from time to time.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.

“Foreign Pledge Agreement” means any pledge agreement or other security agreement or instrument governed by the laws of a jurisdiction other than the United States or any state thereof executed and delivered by any Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of incorporation, organization, formation or registration of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral.

“Foreign Subsidiary” means any Subsidiary of a U.S. Borrower that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“German Security” has the meaning specified in Section 11.12.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).

“Guaranty” means, as the context may require, the Subsidiary Guaranty, the Parent Guaranty or any other guarantee delivered by a Guarantor in form and substance satisfactory to the Administrative Agent.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Increased Amount Date” has the meaning assigned thereto in Section 5.15(a).

“Incremental Lender” has the meaning assigned thereto in Section 5.15(a).

“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.15(a)(ii).

“Incremental Loans” has the meaning assigned thereto in Section 5.15(a)(ii).

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.15(a)(ii).

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.15(a)(ii).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.15(a)(i).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.15(a)(i).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)    all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)    all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under earn-out or similar agreements) which would appear as liabilities on the balance sheet, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)    the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)    all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g)    all obligations of any such Person in respect of Disqualified Equity Interests;

(h)    all net obligations of such Person under any Hedge Agreements; and

(i)    all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Term Loan” means the term loan made, or to be made, to the Borrowers by the Term Loan Lenders pursuant to Section 4.1.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intellectual Property Assets” means, collectively and without duplication, the “Intellectual Property Collateral” (as defined in the U.S. Pledge and Security Agreement), and any similar term as defined in the Canadian Pledge and Security Agreement, any European Security Agreement and any other Foreign Pledge Agreement, and shall include terms of similar meaning referring to the intellectual property of any Credit Party in any other Security Agreement.

“Interest Period” means, as to each LIBOR Rate Loan (or for calculations of the Base Rate based on LIBOR), the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months or, if agreed by all of the relevant Lenders, twelve (12) months thereafter, in each case as selected by the Parent in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a)    the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)    any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)    no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Parent so as to permit the Borrowers to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amount pursuant to Section 5.11; and

(e)    there shall be no more than six (6) Interest Periods in effect at any time.

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, Citizens Bank, N.A. or any successor thereto and (b) with respect to the Existing Letters of Credit, Bank of America, N.A., in its capacity as issuer thereof.

“Judgment Currency” has the meaning specified in Section 12.21.

“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the Borrowers or one or more of their Subsidiaries from time to time in an aggregate amount equal to the L/C Sublimit.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means the lesser of (a) $50,000,000 and (b) the Revolving Credit Commitment.

“Lease Purchase Transaction” means (a) the sale and assignment by a Borrower or any of its Subsidiaries to a Lease Purchaser of all or a portion of such Person’s right, title and interest in and to a lease, installment sale contract or other chattel paper and the schedules, addendums and amendments thereto arising from the leasing by such Person of telecommunications or related equipment or support products (or, to the extent recharacterized as a financing, all Indebtedness secured by a first priority perfected security interest in such right, title and interest, each a “Purchased Lease”), including all payments to become due thereunder and all guaranties and collateral pertaining thereto, (b) the granting of (or assignment of) a first priority perfected security interest in the Purchased Leases, all telecommunications and other equipment subject to or covered by the Purchased Leases, together with all replacements and substitutions of the foregoing and all attachments, accessories, accessions, parts and components thereto, and any lock-box account into which payments are made in connection with the Purchased Leases, whether now or are hereafter acquired, and all proceeds thereof (including insurance proceeds) (the “Purchased Lease Collateral”) and (c) where applicable, the assignment of all residual rights in such equipment and the proceeds therefrom (“Residual Positions”), in each case for the foregoing clauses (a) through (c) on terms and conditions generally consistent with the past practice of the Parent and its Subsidiaries as of the Closing Date and without any material change to the Parent’s or the applicable Subsidiary’s liabilities thereunder.

“Lease Purchaser” means any Person in the business of purchasing or otherwise securitizing revenue streams from lease transactions including those entities listed on Schedule 1.1(b).

“Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and remedies under the laws of any relevant jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to a Secured Party as a condition precedent under this Agreement.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.15, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.15.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit. Notwithstanding anything to the contrary contained herein, a letter of credit issued by any Issuing Lender (other than Citizens at any time it is also acting as Administrative Agent) shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable Issuing Lender.

“LIBOR” means,

(a)    for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, in no event shall LIBOR be less than 0%.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, assignment by way of security, security interest, hypothec, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Limited Condition Acquisition” means any Permitted Acquisition or Investment not prohibited hereunder in any assets, business or Person, in each case the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Fee Letter, the Master Intercompany Note, the Master Intercompany Subordination Agreement and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loans” means the collective reference to the Revolving Credit Loans, the Term Loan and the Swingline Loans, and “Loan” means any of such Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Mavenir Sale” means the sale of 100% of the equity of Mitel Mobility Inc. (f/k/a Mavenir Systems, Inc.), a Delaware corporation, pursuant to that certain Stock Purchase Agreement, dated as of December 18, 2016, by and among the Parent, the U.S. Borrower, Mitel Mobility Inc. (f/k/a Mavenir Systems, Inc.), Sierra Private Holdings III LLC and, solely for purposes of Sections 2.2(d), 2.2(h) and 7.22 thereof, Sierra Private Investments, L.P.

“Master Intercompany Note” means that certain Intercompany Note, dated as of the Closing Date, by and among the Parent, the U.S. Borrower, and the Subsidiaries of the Parent from time to time party thereto.

“Master Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the Closing Date, by and among the Parent, the U.S. Borrower, the Subsidiaries of the Parent from time to time party thereto and the Administrative Agent.

“Material Acquisition” means an acquisition permitted under this Agreement with an aggregate purchase price greater than or equal to $40,000,000.

“Material Adverse Effect” means, with respect to the Borrowers and their Subsidiaries, (a) an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any such Person to perform its obligations under the Loan Documents to which it is a party or (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document. In no event shall the Mavenir Sale be deemed to constitute a Material Adverse Effect.

“Material Subsidiary” means, at any given time, any Subsidiary of the Parent that (a) generates more than 5% of the Consolidated revenues of the Borrowers and their Subsidiaries on a pro forma basis for the four (4) fiscal quarter period most recently ended or (b) owns (excluding intercompany balances) more than 5% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrowers; provided, however, that if at any time there are Subsidiaries (other than Excluded Subsidiaries) which are not classified as “Material Subsidiaries” but which collectively (i) generate more than 15% of Consolidated revenues of the Borrowers and their Subsidiaries on a pro forma basis for the four (4) fiscal quarter period most recently ended or (ii) own (excluding intercompany balances) more than 15% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrowers, then the Parent shall within forty-five (45) days after the end of such fiscal quarter designate one or more of such Subsidiaries (other than, for the avoidance of doubt, Excluded Subsidiaries) as Material Subsidiaries and cause any such Subsidiaries to comply with the provisions of Section 8.14 such that, after such Subsidiaries become Subsidiary Guarantors hereunder, the Subsidiaries (other than Excluded Subsidiaries) that are not classified as “Material Subsidiaries” shall collectively generate 15% or less of Consolidated revenues attributable to the Borrowers and their Subsidiaries and collectively own (excluding intercompany balances) 15% or less of Consolidated Total Assets, in each case as of the relevant time period. Each determination of materiality pursuant to this definition shall take place concurrently with the delivery of financial statements pursuant to Section 8.1 and upon the formation or acquisition of any new Subsidiary or any Permitted Acquisition by an existing Subsidiary. Notwithstanding the foregoing, “Material Subsidiary” shall include any Subsidiary that the Parent has designated as being a “Material Subsidiary” by written notice delivered to the Administrative Agent from time to time, which notice shall be revocable at any time so long as the relevant Subsidiary does not at such time otherwise satisfy the definition of a “Material Subsidiary”.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrowers (other than the Borrowers) that is not a Subsidiary Guarantor.

“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.4.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition or other Insolvency Proceeding) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders, the Issuing Lender or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer, treasurer or controller of the Parent substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document pursuant to Section 5.14).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.14).

“Parent Guaranty” means the Parent Guaranty executed and delivered by the Parent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning assigned thereto in Section 12.9(d).

“Patent Enforcement Party” means a Person with whom the Parent or any of its Subsidiaries has entered into a binding contractual arrangement for the enforcement against third party infringers of intellectual property rights on behalf of the Parent or any of its Subsidiaries.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Credit Party in substantially the form attached as an exhibit to any applicable Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Permitted Acquisition” means an acquisition or any series of related acquisitions by a Borrower or a Subsidiary Guarantor of (a) all or substantially all of the assets or a majority of the outstanding Equity Interests which have the ordinary voting power for the election of directors of the board of directors (or equivalent governing body) or economic interests of a Person, (b) a Person that is incorporated, formed or organized by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 9.11, in each case so long as:

(i)    no Default or Event of Default shall then exist or would exist after giving effect thereto;

(ii)    the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a pro forma basis, (A) the Credit Parties are in compliance with each of the financial covenants set forth in Section 9.15 and (B) the Consolidated Total Net Leverage Ratio shall be less than or equal to 3.25 to 1.00;

(iii)    to the extent required by Section 8.14, the Target shall have become a Subsidiary Guarantor and the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 8.14 and the Parent shall have delivered to the Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 8.14;

(iv)    the Administrative Agent and the Lenders shall have received (A) a description of the material terms of such acquisition, (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (C) Consolidated projected income statements of the Credit Parties and their Subsidiaries (giving effect to such acquisition), and (D) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with a purchase price in excess of $25,000,000, a certificate executed by an Responsible Officer of the Parent certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(v)    such acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Credit Party and the Target (or to the extent not a Person, the seller with respect to the Target); and

(vi)    to the extent that the Consolidated Total Net Leverage Ratio calculated on a pro forma basis after giving effect to such acquisition is greater than 2.50 to 1.00, the aggregate consideration (including, without limitation, equity consideration, earn out obligations, deferred compensation, non-competition arrangements and the amount of Indebtedness and other liabilities incurred or assumed by the Borrowers and their Subsidiaries) paid by the Credit Parties and their Subsidiaries with respect to any Target which shall be an Excluded Subsidiary or otherwise not become a Credit Party in connection with any single acquisition shall not exceed the greater of $50,000,000 and the Corresponding Multiple of LTM EBITDA thereof.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 8.2.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of the Administrative Agent’s Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, “PPSA” means those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“Purchased Lease Collateral” is defined in the definition of “Lease Purchase Transaction”.

“Purchased Lease” is defined in the definition of “Lease Purchase Transaction.”

“Purchase Price” means, with respect to a Purchased Lease, the present value (calculated at the discount rate applicable to the relevant Lease Purchase Transaction) of the aggregate payments due or to become due under such Purchased Lease.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quebec Security Documents” means, any deeds of hypothecs and all other security documents governed by the laws of the Province of Quebec, each in form and substance satisfactory to the Administrative Agent, executed and delivered by a Credit Party to the Administrative Agent to secure the Obligations, and each as amended, restated, supplemented or modified from time to time.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Reimbursement Obligation” means the obligation of the Borrowers to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Repurchase Price” means, with respect to a Purchased Lease, the sum of (x) the present value (calculated at the same discount rate as the discount rate used to calculate the purchase price to be paid when such Purchased Lease was sold to the relevant Lease Purchaser) of the aggregate payments due or to become due under such Purchased Lease and (y) the scheduled adjustment amount applicable to the period during which such Repurchase Price is being calculated (which scheduled adjustment amount shall not exceed 5% of the amount referred to in clause (x)).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50)% of the Total Credit Exposures of all Lenders; provided, however, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Residual Positions” is defined in the definition of “Lease Purchase Transaction.”

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Parent and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” has the meaning assigned thereto in Section 9.6.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.15) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.15). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date shall be $350,000,000. The initial Revolving Credit Commitment of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(c).

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The initial Revolving Credit Commitment Percentage of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(c).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.15).

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.

“Revolving Credit Loan” means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Maturity Date” means the earliest to occur of (a) March 9, 2022, (b) the date of termination of the entire Revolving Credit Commitment by the Borrowers pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“Sanction(s)” means (i) any international economic sanction or trade embargo administered or enforced by United States government (including, without limitation, U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority and any Canadian economic sanctions, including under the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) and the Criminal Code (Canada) and, in each case, the regulations promulgated thereunder, and (ii) with regard to any Person resident in the Federal Republic of Germany “Sanction(s)” means any international economic sanction administered or enforced by the government of the Federal Republic of Germany by virtue of German law or applicable international treaties, the United Nations Security Council and the European Union.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Account Control Agreement” shall mean an agreement, among a Credit Party, a securities intermediary, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Articles 8 and 9 of the UCC or in any applicable Canadian securities transfer legislation) over the securities account(s) described therein, as the same may be as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Security Agreement” means, as the context may require, the U.S. Pledge and Security Agreement, the Canadian Pledge and Security Agreement, the Quebec Security Documents, the Swiss Security Agreements, the Security Trust Deed, the U.K. Security Agreement and any other European Security Agreements.

“Security Documents” means the collective reference to each Guaranty, any Security Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement, any Mortgage, any Copyright Security Agreement, any Trademark Security Agreement, any Patent Security Agreement, any Foreign Pledge Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.

“Security Trust Deed” means the security trust deed entered into by the Administrative Agent as of the Closing Date, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Security Trustee” has the meaning set forth in Section 11.1(c).

“Solvent” and “Solvency” means, with respect to any Person and its Subsidiaries on any date of determination, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a Consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a Consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a Consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a Consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond such Person’s and its Subsidiaries’ ability to pay such debts and liabilities as they mature, (d) such Person and its Subsidiaries are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which such Person’s and its Subsidiaries’ property on a Consolidated basis would constitute an unreasonably small capital, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (f) such Person is “solvent” or not “insolvent”, as applicable, within the meaning given to those terms and similar terms under applicable Debtor Relief Laws. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spanish Capital Companies Law” means Real Decreto Legislativo 1/2010, de 2 de Julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital, as amended from time to time.

“Spanish Civil Code” means the Spanish Código Civil, as amended from time to time.

“Spanish Civil Procedural Law” has the meaning assigned thereto in Section 8.10.

“Spanish Credit Party” means any Credit Party incorporated in Spain.

“Spanish Insolvency Law” means Ley 22/2003, de 9 de julio, Concursal, as amended from time to time.

Spanish Public Document” means any Spanish documento público, being either any escritura pública granted or any póliza intervenida by a Spanish notary public.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood hazards, the current standard for which is at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year, as per the applicable flood maps.

“Specified Equity Contribution Request” has the meaning assigned thereto in Section 9.15.

“Specified Equity Contribution” has the meaning assigned thereto in Section 9.15.

“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “pro forma compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis or after giving pro forma effect thereto.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrowers or any of their Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company, unlimited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrowers.

“Subsidiary Guarantors” means, collectively, all direct and indirect Subsidiaries of the Parent which are or which become a party to (a) any Guaranty or any Security Agreement or (b) other relevant guaranty agreement pursuant to Section 8.14(a) or (b).

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by each Canadian Subsidiary, each U.S. Subsidiary, each European Subsidiary and each other Subsidiary, in each case, that is required by the terms of this Agreement to execute and deliver same (including by means of a supplement thereto), as amended, supplemented, amended and restated or otherwise modified from time to time (it being understood that the Subsidiary Guaranty (or supplement thereto, as applicable) executed by any non-U.S. Subsidiary may be modified as may be required to comply with laws or market practice in the jurisdiction of organization of the applicable Subsidiary); provided, however, that in no case will any Excluded Subsidiary be a guarantor, directly or indirectly, of any Obligation of any Credit Party that is a U.S. Person.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the lesser of (a) $25,000,000 and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Citizens in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrowers pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swiss Security Agreement” means each pledge agreement, assignment by way of security and/or other security document that is expressed to be or is construed to be governed by Swiss law, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, novated and restated or otherwise modified from time to time.

“Swiss Security” means any security interest or other Lien created to and/or in favor of the Secured Parties under a Swiss Security Agreement.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrowers hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(c), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Closing Date shall be $150,000,000. The Term Loan Commitment of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Term Loan Lender on Schedule 1.1(c).

“Term Loan Facility” means the term loan facility established pursuant to Article IV (including any new term loan facility established pursuant to Section 5.15).

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means the first to occur of (a) March 9, 2022, and (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).

“Term Loan Note” means a promissory note made by the Borrowers in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans. The Term Loan Percentage of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(c).

“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrowers in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a U.S. Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a U.S. Pension Plan, the filing of a notice of intent to terminate a U.S. Pension Plan or the treatment of a U.S. Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any U.S. Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any U.S. Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Threshold Amount” means $35,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Term Loans and Revolving Credit Exposure of such Lender at such time.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Credit Party substantially in the form attached as an exhibit to any applicable Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Transaction Costs” means all transaction fees, charges and other amounts related to the Transactions and any Permitted Acquisitions (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the closing of the Credit Facility or such Permitted Acquisition, as applicable, and disclosed to the Administrative Agent in writing.

“Transactions” means, collectively, (a) the Mavenir Sale, (b) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement, (c) the initial Extensions of Credit, and (d) the payment of the Transaction Costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“U.K. Security Agreement” means the English law security agreements executed and delivered by a European Subsidiary Guarantor incorporated or organized in any part of the United Kingdom, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“United States” means the United States of America.

“U.S. Borrower” has the meaning assigned thereto in the introductory paragraph..

“U.S. Credit Party” means any U.S. Borrower and any other Credit Party that is a U.S. Person.

“U.S. Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered by the Canadian Borrower, the U.S. Borrower and each Subsidiary Guarantor from time to time party thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.13(g).

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by a Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than such Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) all references to “province” and like terms shall include “territory” and like terms, and (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3    Accounting Terms.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recently delivered Consolidated financial statements of the Borrowers, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)    If, at any time, any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Any other term or condition of this Agreement to the contrary notwithstanding (including, without limitation, Section 1.3(a) and the definition of “Capital Lease”), irrespective of any change in GAAP that may occur after the Closing Date, no lease shall be considered a Capital Lease for purposes of any certificates or reports as to financial matters required to be delivered by the Parent under this Agreement, including without limitation, any Officer’s Compliance Certificate, if such lease meets either of the following conditions: (i) such lease is in effect as of the Closing Date and, before giving effect to such change in GAAP, does not constitute a Capital Lease or (ii) such lease is entered into after the Closing Date and, without giving effect to such change in GAAP, would not constitute a Capital Lease; provided, however, that all financial statements delivered to the Administrative Agent in accordance with Section 8.1 of this Agreement after the Closing Date which give effect to such change in GAAP shall be accompanied by a description in reasonable detail of the adjustments necessary to reconcile such financial statements with the calculation of Capital Lease Obligations used in the preparation of any such certificate or report delivered by the Parent under this Agreement to the extent such calculation is made without giving effect to such change in GAAP.

SECTION 1.4    UCC/PPSA Terms. Terms defined in the UCC or the PPSA, as applicable in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” and the “PPSA” refers, as of any date of determination, to the UCC and the PPSA then in effect.

SECTION 1.5    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any

Applicable Law, including, without limitation, the Code, the Canadian Tax Act, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the PPSA, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

SECTION 1.9    Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

SECTION 1.10    Limited Condition Acquisition. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio, the amount or availability of any basket based on Consolidated EBITDA or Consolidated Total Assets, or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom but excluding determination of compliance with Section 6.2 in accordance with the terms thereof) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio, the amount or availability of any basket based on Consolidated EBITDA or Consolidated Total Assets, and the determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrowers (the Borrowers’ election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the most recent four consecutive fiscal quarter period of the Borrowers most recently ended for which financial statements have been delivered pursuant to Section 8.1 prior to the LCA Test Date, the Borrowers could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrowers and their Subsidiaries) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrowers have made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 1.11    Swedish Provisions.

(a)    If any party incorporated in Sweden (for the purposes of this paragraph (a) of Section 1.11, the “Swedish Obligated Party”) is required to hold an amount on trust on behalf of any other party (for the purposes of this paragraph (a) of Section 1.11, the “Beneficiary”), the Swedish Obligated Party shall hold such money as agent for the Beneficiary in a separate account in accordance with the Swedish Act of 1944 in respect of assets held on account (Sw. lag (1944:181) om redovisningsmedel) and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

(b)    For the avoidance of doubt, the parties agree that if an assignment or transfer in accordance with Section 12.9 is effected by way of a novation, such novation shall, in relation to any Security Agreement governed by Swedish law, be deemed to constitute an assignment (överlåtelse) of the rights and obligations that are novated. Each assignment or transfer shall include a proportionate part of the security interests granted under each Security Agreement governed by Swedish law.

SECTION 1.12    Spanish Interpretive Provisions. In this Agreement, a reference used in connection with any Spanish Credit Party to:

(a)    an insolvency proceeding includes a declaración de concurso (either a declaración de concurso necesario or a declaración de concurso voluntario) and any step or proceeding related to a concurso under the Spanish Insolvency Law (including, without limitation, any petition filed under article 5 bis of the Spanish Insolvency Law);

(b)    a winding-up, administration or dissolution includes, without limitation, disolución, liquidación, procedimiento concursal or any other similar proceedings under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding up, reorganisation, bankruptcy, moratorium of payments, division, statutory merger, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(c)    a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like includes, without limitation, administración concursal, a liquidador or any other person or entity performing a similar function;

(d)    a composition, compromise, assignment or arrangement with any creditor includes the celebration of a convenio concursal or acuerdo extrajudicial de refinanciación;

(e)    a matured obligation includes, without limitation, any crédito líquído, vencido y exigible;

(f)    a Security Agreement includes, without limitation, any prenda, hipoteca and any other garantía real o personal, derecho de retención, crédito privilegiado, preminencia en el orden de prelación de créditos or other transaction having the same effect as each of the foregoing;

(g)    “financial assistance” means: (A) with respect to a Spanish Credit Party incorporated as a sociedad anónima, financial assistance under article 150 of the Spanish Capital Companies Law; and (B) with respect to a Spanish Credit Party incorporated as a sociedad de responsabilidad limitada, financial assistance under article 143 of the Spanish Capital Companies Law; and

(h)    a person or entity being unable to pay its debts includes that person or entity being in a state of insolvencia or concurso, as provided for in the Spanish Insolvency Law.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrowers in Dollars from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrowers in accordance with the terms of Section 2.3, (b) after the Closing Date, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (c) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2    Swingline Loans.

(a)    Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(f) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender agrees that it will make Swingline Loans to the Borrowers in Dollars from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment.

(b)    Repayment.

(i)    Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in the form of Revolving Credit Loans in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii)    The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained by the Borrowers with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3(b) and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii)    Each Revolving Credit Lender acknowledges and agrees that its obligation to repay Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the repayment of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(i) or (j) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be repaid in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender payment in respect such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any repayment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participation interest was funded).

(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.16 and Section 5.17.

SECTION 2.3    Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a)    Requests for Borrowing. The Parent shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00

a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan of its intention to borrow, specifying (A) the Borrower or Borrowers to whom the proceeds of such Borrowing shall be delivered; provided that, if the Parent fails to so specify, the proceeds of such Borrowing shall be delivered to the Parent, (B) the date of such borrowing, which shall be a Business Day, (C) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, (D) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (E) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (F) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto; provided that if the Borrowers wish to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such borrowing, whereupon the Administrative Agent shall give prompt notice to the Revolving Credit Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrowers fail to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrowers request a Borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.

(b)    Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender (through any domestic or foreign branch or affiliate) will make available to the Administrative Agent, for the account of the applicable Borrower, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Parent to the Administrative Agent or as may be otherwise agreed upon by the Parent and the Administrative Agent from time to time. Subject to Section 5.9 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of repaying Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

SECTION 2.4    Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a)    Repayment on Termination Date. Each Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans, to the extent the Swingline Lender has not been reimbursed in accordance with Section 2.2(b), in full on the Revolving Credit Maturity Date, together, in each case, with all accrued but unpaid interest thereon.

(b)    Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrowers agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).

(c)    Optional Prepayments. The Borrowers may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan including each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $500,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.11 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrowers from their obligations in respect thereof under Section 5.11).

(d)    Prepayment of Excess Proceeds. In the event proceeds remain after the prepayment of the Term Loan Facility pursuant to Section 4.4(b), the amount of such excess proceeds shall be used on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, with a corresponding reduction of the Revolving Credit Commitments in the amount of such prepayment, with remaining proceeds, if any, to be applied in accordance with Section 3.11.

(e)    Limitation on Prepayment of LIBOR Rate Loans. The Borrowers may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.11 hereof.

(f)    Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrowers’ obligations under any Hedge Agreement entered into with respect to the Loans.

SECTION 2.5    Permanent Reduction of the Revolving Credit Commitment.

(a)    Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrowers from its obligations in respect thereof under Section 5.11).

(b)    Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrowers shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.11 hereof.

(c)    Reduction with Excess Proceeds. If at any time excess proceeds remain after the prepayment of the Term Loan pursuant to Section 4.4(b), the Revolving Credit Commitment shall be permanently reduced on the date of (i) the required prepayment under Section 2.4(d) and (ii) the required Cash Collateralization of outstanding L/C Obligations pursuant to Section 3.11, by an amount equal to the amount of such prepayment or Cash Collateral.

SECTION 2.6    Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1    L/C Facility.

(a)    Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrowers or, subject to Section 3.10, any Subsidiary thereof, Letters of Credit may be issued on any Business Day from the Closing Date through but not including the thirtieth (30th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Sublimit or (b) the Revolving Credit

Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iii) be subject to the ISP98 as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Closing Date and that such Issuing Lender in good faith deems material to it, or (B) the conditions set forth in Section 6.2 are not satisfied. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(b)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.16 and Section 5.17.

SECTION 3.2    Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may request. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrowers. The applicable Issuing Lender shall promptly furnish to the Borrowers and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

SECTION 3.3    Commissions and Other Charges.

(a)    Letter of Credit Commissions. Subject to Section 5.17(a)(iii)(B), the Borrowers shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such standby Letters of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.

(b)    Issuance Fee. In addition to the foregoing commission, the Borrowers shall pay directly to the applicable Issuing Lender, for its own account, an issuance fee of 0.125% per annum on the average daily maximum amount available to be drawn under each Letter of Credit issued by such Issuing Lender. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the applicable Issuing Lender.

(c)    Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse each Issuing Lender for such normal and customary reasonable fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

SECTION 3.4    L/C Participations.

(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)    Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

SECTION 3.5    Reimbursement Obligation of the Borrowers. In the event of any drawing under any Letter of Credit, each Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrowers of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Parent shall immediately notify such Issuing Lender that the Borrowers intend to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6    Obligations Absolute. The Borrowers’ obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrowers may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrowers’ Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrowers agree that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrowers and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrowers. The responsibility of any Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

SECTION 3.7    Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 3.8    Resignation of Issuing Lenders.

(a)    Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the Parent and the Administrative Agent (or such shorter period of time as may be acceptable to the Parent and the Administrative Agent).

(b)    Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its removal or resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4). Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the Borrowers may, or at the request of such resigned Issuing Lender the Borrowers shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.

SECTION 3.9    Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 3.9 shall limit the obligations of the Borrowers or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.

SECTION 3.10    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any of their respective Subsidiaries inures to the benefit of the Borrowers and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 3.11    Prepayment of Excess Proceeds. In the event proceeds remain after the prepayment of the Term Loan Facility pursuant to Section 4.4(b) and the prepayment of Revolving Credit Loans pursuant to Section 2.4(d), the amount of such excess proceeds shall be used on the date of the required prepayment under Section 4.4(b) to Cash Collateralize the outstanding L/C Obligations, with a corresponding reduction of the Revolving Credit Commitments in the amount of such Cash Collateral.

ARTICLE IV

TERM LOAN FACILITY

SECTION 4.1    Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrowers in Dollars on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.

SECTION 4.2    Procedure for Advance of Term Loan.

(a)    Initial Term Loan. The Parent shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the Parent may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Parent has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.11 of this Agreement). Upon receipt of such Notice of Borrowing from the Parent, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrowers, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrowers hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrowers in writing.

(b)    Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.15.

SECTION 4.3    Repayment of Term Loans.

(a)    Initial Term Loan. The Borrowers shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of

March, June, September and December commencing June 30, 2017 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

FISCAL YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT ($)
2017	June 30, 2017	$1,875,000
	September 30, 2017	$1,875,000
	December 31, 2017	$1,875,000
2018	March 31, 2018	$1,875,000
	June 30, 2018	$2,812,500
	September 30, 2018	$2,812,500
	December 31, 2018	$2,812,500
2019	March 31, 2019	$2,812,500
	June 30, 2019	$2,812,500
	September 30, 2019	$2,812,500
	December 31, 2019	$2,812,500
2020	March 31, 2020	$2,812,500
	June 30, 2020	$3,750,000
	September 30, 2020	$3,750,000
	December 31, 2020	$3,750,000
2021	March 31, 2021	$3,750,000
	June 30, 2021	$3,750,000
	September 30, 2021	$3,750,000
	December 31, 2021	$3,750,000
	Term Loan Maturity Date	The remaining outstanding principal amount of the Initial Term Loan

If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b)    Incremental Term Loans. The Borrowers shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 5.15.

SECTION 4.4    Prepayments of Term Loans.

(a)    Optional Prepayments. The Borrowers shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied to the outstanding principal installments of the Initial

Term Loan and, if applicable, any Incremental Term Loans as directed by the Borrowers. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.11 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated; provided that the delay or failure of such contingency shall not relieve the Borrowers from their obligations in respect thereof under Section 5.11.

(b)    Mandatory Prepayments.

(i)    Debt Issuances. The Borrowers shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not permitted pursuant to Section 9.1. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii)    Reserved.

(iii)    Asset Dispositions. With respect to any Asset Dispositions, to the extent the Consolidated Total Net Leverage Ratio is greater than 2.50 to 1.00 after giving effect to such Asset Disposition on a pro forma basis as of the end of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.1 and to the extent the aggregate amount of the proceeds of such Asset Dispositions received by the Parent and its Subsidiaries in any Fiscal Year exceeds $3,000,000, the Borrowers shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (e), (g) or (h) of Section 9.5) in excess of such $3,000,000 amount; provided that such mandatory prepayment shall not be required to exceed the amount such that, after giving effect to such prepayment, the Consolidated Total Net Leverage Ratio calculated on a pro forma basis is less than or equal to 2.50 to 1.00. Such prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Borrower or any of its Subsidiaries; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(iii) to the extent that such Net Cash Proceeds are reinvested or committed to be reinvested pursuant to a legally binding agreement in assets used or useful in the business of the Borrowers and their Subsidiaries within twelve (12) months after receipt of such Net Cash Proceeds and, if so committed to be reinvested, are thereafter actually reinvested in assets used or useful in the business of the Borrowers and their Subsidiaries within six (6) months after the end of such twelve (12) month period; provided further that any portion of such Net Cash Proceeds not reinvested or committed to be reinvested pursuant to a legally binding agreement within such twelve (12) month period or, if so committed to be reinvested, actually reinvested within such six (6) month period shall be prepaid in accordance with this Section 4.4(b)(iii) on or before the last day of such twelve (12) month or six (6) month period, as applicable.

(iv)    Insurance and Condemnation Events. The Borrowers shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event. Such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by such Borrower or such Subsidiary; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(iv) to the extent that such Net Cash Proceeds are reinvested in assets used or useful in the business of the Borrowers and their Subsidiaries within six (6) months after receipt of such Net Cash Proceeds by such Borrower or such Subsidiary; provided further that any portion of the Net Cash Proceeds not actually reinvested within such six (6) month period shall be prepaid in accordance with this Section 4.4(b)(iv) on or before the last day of such six (6) month period.

(v)    [Reserved]

(vi)    Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i), (iii) and (iv) above, the Parent shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: first, ratably between the Initial Term Loans and any Incremental Term Loans to reduce in direct order of maturity the next four (4) scheduled principal installments of the Initial Term Loans and any Incremental Term Loans in respect of the scheduled amortization thereof, second, ratably between the Initial Term Loans and any Incremental Term Loans to reduce on a pro rata basis the remaining scheduled principal installments (including the bullet payment due on the Term Loan Maturity Date) of the Initial Term Loans and any Incremental Term Loans in respect of the scheduled amortization thereof, third, to the extent of any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(d) with a corresponding reduction in the Revolving Credit Commitment and fourth, to the extent of any excess, to Cash Collateralize the outstanding L/C Obligations pursuant to Section 3.11 with a corresponding reduction in the Revolving Credit Commitment.

(vii)    No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.11.

ARTICLE V

GENERAL LOAN PROVISIONS

SECTION 5.1    Interest.

(a)    Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrowers, (i) the Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that, the LIBOR Rate shall not be available until three (3) Business Days (or four (4) Business Days with respect to a LIBOR Rate based on a twelve month Interest Period) after the Closing Date unless the Borrowers have delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.11 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin.

The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.4.

(b)    Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (i) or (j), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrowers shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter, at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

SECTION 5.2    Interest Payment and Computation.

(a)    Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing with the calendar quarter ending March 31, 2017; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(b)    For the purposes of the Interest Act (Canada) and disclosure thereunder and with respect to the Canadian Borrower only:

(i)    Whenever any interest or fee payable by the Canadian Borrower is calculated using a rate based on a year of 360 or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be.

(ii)    All calculations of interest payable by the Canadian Borrower under this Agreement or any other Loan Document to which the Canadian Borrower is a party are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interests rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

SECTION 5.3    Maximum Rate.

(a)    In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

(b)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by the Canadian Borrower in respect of Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of a province of Canada or the federal laws of Canada, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by the Canadian Borrower to any of the Administrative Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the Lenders and the Canadian Borrower and the amount of such payment or collection shall be refunded by the applicable the Administrative Agent and the Lenders to the Canadian Borrower. For the purposes of this Agreement and each other Loan Document to which the Canadian Borrower is a party, the effective annual rate of interest payable by the Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by the Administrative Agent for the account of the Canadian Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

SECTION 5.4    Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $500,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Parent shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the

Borrowers wish to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Parent fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted into a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrowers request a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 5.5    Fees.

(a)    Commitment Fee. Commencing on the Closing Date, subject to Section 5.17(a)(iii)(A), the Borrowers shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at the rate per annum specified in the definition of “Applicable Margin” on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purposes of calculating the Commitment Fee; provided, further, that the amount of issued and outstanding Letters of Credit shall be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing with the calendar quarter ending March 31, 2017 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b)    Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.6    Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such

Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.11, 5.12, 5.13 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrowers to such Defaulting Lender hereunder shall be applied in accordance with Section 5.17(a)(ii).

SECTION 5.7    Evidence of Indebtedness.

(a)    Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrowers and their Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note, and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.8    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.11, 5.12, 5.13 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.16 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.9    Administrative Agent’s Clawback.

(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)    Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)    Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.10    Changed Circumstances.

(a)    Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Parent. Thereafter, until the Administrative Agent notifies the Parent that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(b)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Parent and the other Lenders. Thereafter, until the Administrative Agent notifies the Parent that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrowers to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 5.11    Indemnity. The Credit Parties hereby indemnify each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Parent through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 5.12    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iii)    impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrowers shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such

Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrowers shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Parent, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.13    Taxes.

(a)    Defined Terms. For purposes of this Section 5.13, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)    [Reserved].

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.13, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.13(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing:

(A)    Any Lender that is a U.S. Person shall deliver to the U.S. Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

U.S. Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Without limiting the generality of the foregoing in the event that a Borrower is a Canadian Person, any Foreign Lender shall, to the extent that it is legally entitled to do so, deliver to the Canadian Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Canadian Borrower of the Administrative Agent) Canadian Revenue Agency Forms NR-301, NR-302 or NR-303, as applicable.

(iv)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 5.13(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.13 (including by the payment of additional amounts pursuant to this Section 5.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Indemnification of the Administrative Agent. Each Lender and each Issuing Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (i). The agreements in paragraph (i) shall survive the resignation and/or replacement of the Administrative Agent.

(j)    Survival. Each party’s obligations under this Section 5.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.14    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.12, or requires the Credit Parties to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.13, then such Lender shall, at the request of the Parent, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.12 or Section 5.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.12, or if the Credit Parties are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.13, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.12 or Section 5.13) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.12 or payments required to be made pursuant to Section 5.13, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with Applicable Law; and

(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 5.15    Incremental Loans.

(a)    At any time following the Closing Date (but not to exceed five (5) times in the aggregate during the term of this Agreement), the Parent (on behalf of the Borrowers) may by written notice to the Administrative Agent elect to request the establishment of:

(i)    one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans (any such additional term loan, an “Incremental Term Loan”); or

(ii)    one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans ”);

provided that (1) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $150,000,000 and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or whole multiples of $1,000,000 in excess thereof or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowers propose that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrowers may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)    no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B)    the Administrative Agent and the Lenders shall have received from the Parent an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrowers are in compliance with the financial covenants set forth in Section 9.15, both before and after giving effect (on a pro forma basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection therewith;

(C)    each of the representations and warranties contained in Article VII shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(D)    the proceeds of any Incremental Loans shall be used by the Borrowers (i) to finance Capital Expenditures, Restricted Payments permitted hereunder, Investments permitted hereunder and Permitted Acquisitions, (ii) to pay fees, commissions and expenses in connection with the transactions contemplated by such Incremental Loans and (iii) for working capital and general corporate purposes of the Borrowers and their Subsidiaries;

(E)    each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrowers and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(F)    (1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(x)    such Incremental Term Loan will mature and amortize in a manner determined by the applicable Incremental Lenders and the Borrowers, on the applicable Increased Amount Date, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loan or a maturity date earlier than the Term Loan Maturity Date;

(y)    the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrowers on the applicable Increased Amount Date; provided that if the Applicable Margin in respect of any Incremental Term Loan exceeds the Applicable Margin for the Initial Term Loan by more than 0.50%, then the Applicable Margin for the Initial Term Loan shall be increased so that the

Applicable Margin in respect of such Initial Term Loan is equal to the Applicable Margin for the Incremental Term Loan minus 0.50%; provided further in determining the Applicable Margin(s) applicable to each Incremental Term Loan and the Applicable Margin(s) for the Initial Term Loan, (AA) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrowers to the Lenders under such Incremental Term Loan or the Initial Term Loan in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity) and (BB) customary arrangement or commitment fees payable to any Arranger (or its affiliates) in connection with the Initial Term Loan or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded (it being understood that the effects of any and all interest rate floors shall be included in determining Applicable Margin(s) under this provision); and

(z)    except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrowers;

(2)    in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(x)    such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest and be entitled to fees, in each case at the rate applicable to the Revolving Credit Loans and shall be subject to the same terms and conditions as the Revolving Credit Loans;

(y)    the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrowers shall pay any and all costs required pursuant to Section 5.11 in connection with such reallocation as if such reallocation were a repayment); and

(z)    except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 5.15, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(G)    (1) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans); and

(2)    any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;

(H)    such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrowers, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.15); and

(I)    the Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan and/or Incremental Term Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction.

(b)    (i) The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.

(ii)    The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)    (i) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrowers in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii)    On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

(d)    For the avoidance of doubt, (1) no Incremental Revolving Credit Increase shall increase the Swingline Commitment or the L/C Commitment and (2) Incremental Term Loans and Incremental Revolving Credit Increases shall be available to the Borrowers on the terms and conditions set forth herein notwithstanding any previous election by the Borrowers to reduce the amount of the Revolving Credit Commitment under Section 2.5.

SECTION 5.16    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender

(with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)    Grant of Security Interest. Each of the Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.16 or Section 5.17 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.16 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.17, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 5.17    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.16; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.16; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment

Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.16.

(C)    With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Parent shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.16.

(b)    Defaulting Lender Cure. If the Parent, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1    Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)    Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), the Security Trust Deed, the Security Documents (including each Guaranty and each Security Agreement), together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)    Officer’s Certificate. A certificate from a Responsible Officer of the Parent to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2015, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; (E) the financings and other Transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations) and (F) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.

(ii)    Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a reasonably recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii)    Certificates of Good Standing. Certificates as of a reasonably recent date of the good standing (or equivalent) of each Credit Party under the laws of its jurisdiction of incorporation, organization, formation or registration (or equivalent), as applicable.

(iv)    Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c)    Personal Property Collateral.

(i)    Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the Liens of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such Liens constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii)    Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii)    Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax (where applicable) and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code and the PPSA (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code and the PPSA should be made to evidence or perfect security interests in all assets (excluding real estate) of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv)    Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee and mortgagee on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(v)    Intellectual Property. The Administrative Agent shall have received searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the intellectual property.

(d)    [Reserved].

(e)    Consents; Defaults.

(i)    Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, corporate and third party authorizations, consents and approvals necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to materially restrain, prevent or impose material adverse conditions on the transactions contemplated by this Agreement and the other Loan Documents or any portion thereof.

(ii)    No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(f)    Financial Matters.

(i)    Financial Statements. The Administrative Agent shall have received (A) the audited Consolidated balance sheets of the Borrowers and their Subsidiaries as of December 31, 2015, December 31, 2014 and December 31, 2013 and the related audited statements of income and cash flows for the Fiscal Year then ended and (B) unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of December 31, 2016, September 30, 2016 and June 30, 2016 and related unaudited interim statements of income.

(ii)    Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrowers and their Subsidiaries, and projections prepared by management of the Borrowers and their Subsidiaries, of balance sheets, income statements and cash flow statements on an annual basis for each year during the term of the Credit Facility.

(iii)    Solvency Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer, treasurer or controller of the Parent, that after giving effect to the Transactions, the Credit Parties and Subsidiaries thereof on a Consolidated basis are Solvent.

(iv)    [Reserved].

(v)    Mavenir Sale. The Mavenir Sale shall be consummated on or prior to the Closing Date on terms and conditions not materially inconsistent with the information provided to the Administrative Agent prior to the date of this Agreement. The Administrative Agent shall have received a copy, certified by an officer of the Parent as true and complete, of each material document executed or delivered in connection with the Mavenir Sale, in each case, as originally executed and delivered, together with all exhibits and schedules thereto.

(vi)    Payment at Closing. The Borrowers shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.5 and any other accrued and unpaid fees or commissions due hereunder, (B) to the Administrative Agent all fees, charges and disbursements of counsel (including foreign counsel in each relevant jurisdiction) payable by the Borrowers hereunder to the extent accrued and unpaid prior to or on the Closing Date.

(g)    Miscellaneous.

(i)    Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii)    Existing Indebtedness. All existing Indebtedness of the Borrowers and their Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.

(iii)    PATRIOT Act, etc. At least two (2) Business Days prior to the Closing Date, the Administrative Agent shall have received the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer”, anti-money laundering rules and regulations and Canadian Anti-Money Laundering & Anti-Terrorism Legislation, to the extent such information has been requested not less than eight (8) Business Days prior to the Closing Date.

(iv)    Other Documents. All opinions, certificates and other instruments executed or delivered in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Notwithstanding anything to the contrary in this Section 6.1, with respect to any document or action set forth on Schedule 8.17, the execution, delivery or completion, as applicable, of such document or action shall not be a condition to the obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, and shall instead be governed by Section 8.17.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6.2    Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date (provided, that solely in connection with a drawing under an Incremental Term Loan, clauses (a) and (b) (other than with respect to an Event of Default under Section 10.1(a), (b), (i) or (j)) are only required to be satisfied on the date the applicable acquisition agreement is signed, not on the date of the related Extension of Credit):

(a)    Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)    Notices. The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Application, or Notice of Conversion/Continuation, as applicable, from the Borrowers in accordance with Section 2.3(a), Section 3.2, Section 4.2 or Section 5.4, as applicable.

(d)    Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

(e)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

SECTION 7.1    Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization, formation or registration, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in each case to the extent that failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.

SECTION 7.2    Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party (other than the

Parent) and its Material Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. The shareholders or other owners, as applicable, of each Credit Party (other than the Parent) and its Material Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party (other than the Parent) or any Material Subsidiary thereof, except as described on Schedule 7.2.

SECTION 7.3    Authorization; Enforceability. Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state, provincial or federal or other Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 7.4    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC and the PPSA, (iii) filings with the United States Copyright Office, the United States Patent and Trademark Office and/or the Canadian Intellectual Property Office, (iv) the filing of the U.K. Security Agreement with Companies House, U.K., (v) Mortgage filings with the applicable county recording office or register of deeds and (vi) the recording of the pledges over the shares of the Spanish Guarantors in the relevant corporate books.

SECTION 7.5    Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, (b) is in compliance with each

Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it (except in the case of the U.K. Security Agreement which is subject to filing the U.K. Security Agreement with Companies House, U.K. within 21 days after the execution and delivery of such agreement) under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except, in the case of each of clauses (a), (b) and (c), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.6    Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all material federal, state, provincial, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, provincial, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party). As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority with respect to any material amount of taxes of any Credit Party or any Subsidiary thereof. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of federal, state, provincial, local and other material taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Subsidiary thereof are in the judgment of the Borrowers adequate, and the Borrowers do not anticipate any additional material taxes or assessments for any of such years.

SECTION 7.7    [Reserved].

SECTION 7.8    Environmental Matters. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a)    The properties owned, leased or operated by each Credit Party and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws;

(b)    Each Credit Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no Hazardous Materials at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(c)    No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(d)    Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(e)    No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith; and

(f)    There has been no release, or to its knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws.

SECTION 7.9    Employee Benefit Matters.

(a)    As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Canadian Pension Plans other than those identified on Schedule 7.9;

(b)    Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c)    As of the Closing Date, no U.S. Pension Plan has been terminated, nor has any U.S. Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any U.S. Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any U.S. Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any U.S. Pension Plan;

(d)    Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in

Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(e)    No Termination Event has occurred or is reasonably expected to occur;

(f)    Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any U.S. Pension Plan or (iii) any Multiemployer Plan;

(g)    [Reserved];

(h)    Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, with respect to any Canadian Pension Plan (i) such Canadian Pension Plan is duly registered under the Canadian Tax Act and all applicable federal, provincial and territorial pension benefits legislation and no event has occurred which is reasonably likely to cause the loss of such registered status, (ii) such Canadian Pension Plan is not a Defined Benefit Plan, (iii) all material obligations of any Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such Canadian Pension Plan or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement that, if adversely determined, could be reasonably likely to have a Material Adverse Effect, individually or in the aggregate, (iv) all contributions or premiums required to be made by any Credit Party to such Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and applicable requirements of Applicable Law, (v) all employee contributions to such Canadian Pension Plan required to be made by way of authorized payroll deduction have been properly withheld by any Credit Party and fully paid into such Canadian Pension Plan in a timely fashion, (vi) all reports and disclosures relating to such Canadian Pension Plan required by any applicable requirements of Applicable Law have been filed or distributed in a timely fashion, (vii) there have been no improper withdrawals, or applications of, the assets of any such Canadian Pension Plan, (viii) no amount is owing in respect of such Canadian Pension Plan under the Canadian Tax Act or any provincial or territorial taxation statute, (ix) such Canadian Pension Plan is fully funded both on a going concern basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), (x) no event has occurred which could give rise to a partial or total wind up of any Canadian Pension Plan, (xi) no event has occurred which could reasonably be expected to give rise to an Event of Default under Section 10.1(m), (xii) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan that is reasonably likely to result in any Credit Party incurring any material liability, fine or penalty, (xiii) to the best of the knowledge of each Credit Party, such Canadian Pension Plan is not the subject of an investigation, any other proceeding, an action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim, (xiv) the only Canadian Multi-Employer Plan under which a Credit Party has any liability is set forth in Schedule 7.9 and no Credit Party has any financial obligations thereunder (including, for greater certainty, on a withdrawal from or termination of such plan) beyond fixed, periodic amounts required to be contributed pursuant to a collective agreement or participation agreement, (xv) except as disclosed in Schedule 7.9, no Credit Party maintains, participates in, or has any actual or contingent liability under any Canadian Pension Plan that is not a Canadian Defined Benefit Plan and (xvi) except as disclosed in Schedule 7.9, as at the Closing Date, no Credit Party has any actual or contingent liability with respect to any Defined Benefit Plan.

SECTION 7.10    Margin Stock. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 7.15 or delivered pursuant to Section 8.1 and the aggregate value of all “margin stock” owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

SECTION 7.11    Government Regulation. No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby. No Credit Party is an EEA Financial Institution.

SECTION 7.12    Use of Proceeds. The proceeds of the Extensions of Credit shall be used by the Borrowers solely (a) to refinance all existing Indebtedness of the Borrowers and their Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1), (b) to finance Capital Expenditures, Restricted Payments permitted hereunder, Investments permitted hereunder and Permitted Acquisitions, (c) to pay fees, commissions and expenses in connection with the Transactions, and (d) for working capital and general corporate purposes of the Borrowers and their Subsidiaries.

SECTION 7.13    Employee Relations. As of the Closing Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13. The Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14    Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrowers or any Subsidiary or to transfer any of its assets or properties to the Borrowers or any other Subsidiary in each case other than existing under or by reason of the Loan Documents, Applicable Law or otherwise permitted pursuant to Section 9.10.

SECTION 7.15    Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(f)(i) fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements have been prepared in accordance with GAAP. The projections delivered pursuant to Section 6.1(f)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of then existing conditions except that such financial projections shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that such projections are as to future events and are not to be viewed as facts, that such projections are subject to significant uncertainties and contingencies, that actual results during the period or periods covered by any such projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized).

SECTION 7.16    No Material Adverse Effect. Since December 31, 2015, there has not occurred any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

SECTION 7.17    Solvency. The Credit Parties and their Subsidiaries, taken as a whole, are Solvent.

SECTION 7.18    Ownership of Properties. Each of the Credit Parties and its Subsidiaries is the owner of, and has good and marketable title to or a valid leasehold interest in, all of its respective assets, and (after giving effect to the Transactions) none of such assets is subject to any Lien other than Permitted Liens.

SECTION 7.19    Litigation. There are no actions, suits or proceedings pending nor, to its knowledge, threatened in writing against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.20    Anti-Terrorism; Anti-Money Laundering; FCPA.

(a)    To its knowledge, neither Borrower, nor any of its Subsidiaries, is in violation of the PATRIOT Act or any Canadian Anti-Money Laundering & Anti-Terrorism Legislation applicable to it. No Borrower, nor any of its Subsidiaries nor, to the knowledge of such Borrower, any director, officer, employee, agent, affiliate or representative thereof is an individual or entity (any such individual or entity, a “Covered Person”) currently the subject of any Sanctions, nor is any Borrower or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

(b)    No Borrower has used or will use, directly or indirectly, the proceeds of any Extensions of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Covered Person, to fund any activities of or business with any Covered Person, or in any country or territory, that in any of the foregoing cases, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Covered Person (including any Covered Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c)    Each Borrower represents that no part of the proceeds of the Extensions of Credit will be used, directly or, to the knowledge of any Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-bribery law. Each Borrower and each of their Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act 2010 and other similar applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 7.21    Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes a default or event of default by any Credit Party or any Subsidiary thereof under any judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.22    Senior Indebtedness Status. The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, evidencing all Subordinated Indebtedness.

SECTION 7.23    Disclosure. The Borrowers and/or their Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them which are material to such Person’s business. No financial statement, material report, material certificate or other material written information furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any materially untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 7.24    Flood Hazard Insurance. With respect to each parcel of real property subject to a Mortgage, the Administrative Agent has received (i) such Special Flood Hazard Determination Forms (each, a “SFHD Form”) flood hazard certifications, notices and confirmations thereof, and effective flood hazard insurance policies as are described in clause (b) below, (ii) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (iii) except as the U.S. Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any real property into or out of a Special Flood Hazard Area.

(b)    With respect to each parcel of real property located in the United States and subject to a Mortgage, the Administrative Agent shall have received (A) a “life of loan” SFHD Form from an appropriate third party vendor and, (B) if such parcel of real property is located in a Special Flood Hazard Area:

(i)    notices to (and confirmation of receipt by) the U.S. Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program because the community does not participate in the National Flood Insurance Program;

(ii)    to the extent flood hazard insurance is available in the community in which the real property is located, a copy of one of the following: (w) the flood hazard insurance policy, (x)

the U.S. Borrower or other applicable Credit Party’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to the U.S. Borrower or other applicable Credit Party or (z) such other evidence of flood hazard insurance satisfactory to the Administrative Agent and each Lender that is a U.S. Person; and

(iii)    to the extent flood hazard insurance is not available in the community in which the real property is located, a copy of one of the following: (x) the flood hazard insurance policy with respect to such real property, (y) the U.S. Borrower or other applicable Credit Party’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, or (z) such other evidence of flood hazard insurance satisfactory to the Administrative Agent and each Lender that is a U.S. Person.

SECTION 7.25    Insurance.

The insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.25 as of the Closing Date and such insurance coverage complies with the requirements set forth in Section 8.6.

SECTION 7.26    Security Documents.

The Security Documents create valid and enforceable security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation or organization (or elsewhere as required for perfection under the PPSA or other applicable legislation) for each Credit Party, the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, the recordation of the Mortgages and the filing of the Security Trust Deed, in each case in favor of the Administrative Agent, on behalf of the Lenders, and (b) the Administrative Agent obtaining control or possession over those items of Collateral in which a security interest is perfected through control or possession) perfected security interests and Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, prior to all other Liens other than Permitted Liens.

SECTION 7.27    Quebec Based Collateral. As of the Closing Date, the fair market value of the property and assets (real and personal) of the Parent and its Subsidiaries located in Quebec (exclusive of the value of the Equity Interests of the Credit Parties) that is not subject to the Quebec Security Documents, as determined in good faith by the Parent, does not exceed $1,000,000.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Borrower will, and will cause it Subsidiaries and each other Credit Party and its Subsidiaries to:

SECTION 8.1    Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)    Annual Financial Statements. Within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2016), an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent registered public accounting firm reasonably acceptable to the Administrative Agent (provided that KPMG LLP, Ernst & Young LLP, Deloitte & Touche LLP and PwC shall be deemed to be reasonably acceptable to the Administrative Agent), and accompanied by a report and opinion thereon by such registered public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit (other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) or with respect to accounting principles followed by the Borrowers or any of their Subsidiaries not in accordance with GAAP.

(b)    Quarterly Financial Statements. Within forty-five (45) days after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2017), an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Parent in accordance with GAAP and certified by the chief financial officer, treasurer or controller of the Parent to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c)    Annual Business Plan and Budget. An annual budget of the Borrowers and their Subsidiaries on a Consolidated basis, prepared in a manner consistent with the historical practice of the Borrowers and their Subsidiaries, for the ensuing four (4) fiscal quarters within thirty (30) days of such annual budget being approved by the Parent’s board of directors (but in any event not later than seventy-five (75) days after the end of each Fiscal Year).

SECTION 8.2    Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)    at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by the chief financial officer, treasurer or controller of the Parent (w) setting forth the calculations for the Consolidated Total Leverage Ratio and the Consolidated Interest Coverage Ratio, (x) stating that no Default has occurred and is continuing (or, if a

Default has occurred, specifying the details of such Default and the action that the applicable Credit Party has taken or proposes to take with respect thereto), (y) in the case of financial statements delivered pursuant to Section 8.1(b), setting forth the certification described in Section 8.1(b) and attaching and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto and (z) demonstrating compliance with Section 8.14(b) as of the end of the applicable period;

(b)    at each time financial statements are delivered pursuant to Section 8.1(a), a certificate of the independent certified public accountants of the Parent certifying such financial statements that in connection with their audit, no knowledge was obtained of any Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretation);

(c)    promptly upon receipt thereof, copies of all material reports, if any, submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

(d)    promptly after the furnishing thereof, copies of any notice of default received from any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement;

(e)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Subsidiary thereof with any Environmental Law that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(f)    promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrowers files with the SEC under Section 13 or 15(d) of the Exchange Act, CSA or with any other national securities exchange; provided that the delivery of any financial information pursuant to this clause (f) need not be accompanied by the Officer’s Compliance Certificate required by clause (a) hereof (it being understood and agreed that such Officer’s Compliance Certificate shall be delivered concurrently with the delivery of financial information pursuant to Sections 8.1(a) or (b) hereof and in accordance with the time periods specified therein);

(g)    promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC, CSA (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(h)    promptly, and in any event within five (5) Business Days upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and Canadian Anti-Money Laundering & Anti-Terrorism Legislation), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(i)    such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to Section 8.1 or this Section 8.2 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on “EDGAR”, the SEC’s website (as of the date of this Agreement located at www.sec.gov) or another electronic system to which the Lenders have been granted access or to which a link is provided on Parent’s website. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Materials that are to be made public to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws or Canadian securities laws, as applicable (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” For the avoidance of doubt, any budgets provided in accordance with this Agreement shall not be “PUBLIC” documents unless such budgets are marked “PUBLIC” by a Borrower.

SECTION 8.3    Notice of Litigation and Other Matters. Promptly (but in no event later than three (3) days with respect to clause (a) below and ten (10) days with respect to clauses (b) through (g) below after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)    the occurrence of any Default or Event of Default;

(b)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)    any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d)    any labor controversy that has resulted in , or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof, in each case that could reasonably be expected to have a Material Adverse Effect;

(e)    any attachment, judgment, lien, levy, garnishment, requirement to pay or order, in each case exceeding the Threshold Amount, that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;

(f)    [reserved]; and

(g)    (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any U.S. Pension Plan or to have a trustee appointed to administer any U.S. Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (iv) the Borrowers obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any U.S. Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, (v) the institution of any steps by any Person to terminate or effect a wind-up of any Canadian Pension Plan, (vi) the failure to make a required contribution to any Canadian Pension plan if such failure is sufficient to give rise to a Lien under any applicable requirements of Applicable Law or could be expected to result in liability in excess of $1,000,000 under any applicable pension benefits legislation in Canada, (vii) the taking of any action with respect to a Canadian Pension Plan that is reasonably likely to result in the requirement that any Credit Party furnish a bond or other security to such Canadian Pension Plan or any other applicable governmental authority, or (viii) the occurrence of any event with respect to any Canadian Pension Plan that is reasonably likely to result in the incurrence by any Credit Party of any material liability, fine or penalty, and in the notice provide copies of all documentation relating thereto.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 8.4    Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or extra-provincial corporation or other entity and authorized to do business in each jurisdiction in each case to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

SECTION 8.5    Maintenance of Property and Licenses.

(a)    In addition to the requirements of any of the Security Documents to protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b)    Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.6    Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). Except as set forth in the Security Documents, all such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee. Periodically after the Closing Date, deliver to the Administrative Agent upon its reasonable request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Without limiting the foregoing, the U.S. Borrower shall and shall cause each appropriate Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a Special Flood Hazard Area and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 (including, but not limited to, the requirements of “private flood insurance”, if applicable) or as otherwise reasonably required by the Administrative Agent and each Lender that is a U.S. Person, (ii) furnish to the Administrative Agent, for delivery to each Lender that is a U.S. Person, evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent, for delivery to each Lender that is a U.S. Person, prompt written notice of any redesignation of any such improved real property into or out of a Special Flood Hazard Area.

SECTION 8.7    Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties except to the extent that non-compliance is not material to the operations of the Credit Parties and their Subsidiaries.

SECTION 8.8    Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property (other than any such amounts the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are or will be provided for on the books of the relevant Credit Party) and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.9    Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.10    Environmental Laws. In addition to and without limiting the generality of Section 8.9, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrowers or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

SECTION 8.11    Compliance with ERISA; Canadian Pension Plans.

(a)    In addition to and without limiting the generality of Section 8.9, (i) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (B) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (C) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (D) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (ii) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

(b)    In addition to and without limiting the generality of Section 8.9, (i) maintain all Canadian Pension Plans in material compliance with all Applicable Laws and (ii) ensure that there is no material failure to pay or remit any contributions, premiums or payments relating to Canadian Pension Plans when due; and (iii) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Canadian Pension Plan as may be reasonably requested by the Administrative Agent.

SECTION 8.12    [Reserved].

SECTION 8.13    Books and Records; Visits and Inspections; Annual Conference Call.

(a)    Keep books and records in accordance with GAAP (or, in the case of the Canadian Borrower and the Foreign Subsidiaries, GAAP or generally accepted accounting principles applicable in such Person’s jurisdiction) which accurately reflect all of its business affairs and transactions.

(b)    Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice (which, so long as no Default or Event of Default has occurred and is continuing, shall be no less than 48 hours) and at such times during normal business hours, all at the expense of the Borrowers, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided, that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than two(2) times during any calendar year at the Borrowers’ expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time without advance notice.

(c)    Within ninety (90) days after the close of any Fiscal Year, at the request of the Administrative Agent or the Required Lenders, hold a meeting via conference call with all Lenders who choose to participate in such conference call at which conference call the financial results of the previous Fiscal Year and the financial condition of the Borrowers and their Subsidiaries and the budgets presented for the current fiscal year of the Borrowers and their Subsidiaries shall be reviewed.

SECTION 8.14    Additional Subsidiaries.

(a)    Additional Material Subsidiaries. Promptly after the creation or acquisition of any Material Subsidiary (other than any Excluded Subsidiary) (and, in any event, within forty-five (45) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the applicable Guaranty or such other guaranty document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in this Agreement or in the applicable Security Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document (it being understood that a Foreign Pledge Agreement governed by the laws of the jurisdiction of an Excluded Subsidiary shall not be required), (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) subject to Section 8.14(c), deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests issued by or owned by such Subsidiary (excluding Equity Interests owned by such Subsidiary in any Person that (x) is not a Material Subsidiary or (y) is a direct Subsidiary of a First Tier Foreign Subsidiary), (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)    Additional Subsidiaries. Notwithstanding anything in Sections 8.14(a) or (c) or the definitions of “Material Subsidiary” or “Excluded Subsidiary” (other than, for all purposes of this Section 8.14(b), clause (4)(x) of the definition of “Excluded Subsidiary”) to the contrary, if (i) the Consolidated revenues of all Subsidiaries that are not Subsidiary Guarantors (including, for the avoidance of doubt Excluded Subsidiaries and Subsidiaries that are not designated as “Material Subsidiaries”) as of the last day of the most recently ended fiscal quarter of the Borrowers exceeds 35% of the Consolidated revenues of the Parent and its Subsidiaries for the four (4) fiscal quarter period most recently ended, in each case, on a pro forma basis or (ii) the Consolidated Total Assets of all Subsidiaries that are not Subsidiary Guarantors (including, for the avoidance of doubt Excluded Subsidiaries and Subsidiaries that are not designated as “Material Subsidiaries”) as of the last day of the most recently ended fiscal quarter of the Borrowers exceeds 35% of the Consolidated Total Assets of the Parent and its Subsidiaries as at the end of such fiscal quarter, in each case excluding intercompany balances and as set forth in the financial statements with respect to such fiscal quarter or, if not presented in such financial statements, as reasonably determined by the Parent in good faith, then in either of the foregoing cases the Parent shall cause such Subsidiary or one or more Subsidiaries, as applicable and necessary, to become a Subsidiary

Guarantor and provide security in compliance with the provisions of Section 8.14(a) (without giving effect to the limitations set forth in such Section or in the definitions of “Material Subsidiary” and “Excluded Subsidiary”) so that the Consolidated revenues and/or Consolidated Total Assets, as applicable, of all Subsidiaries that are not Subsidiary Guarantors (including, for the avoidance of doubt Excluded Subsidiaries and Subsidiaries that are not designated as “Material Subsidiaries”) does not exceed any applicable threshold set forth in subclause (i) or (ii) of this Section 8.14(b).

(c)    Additional First Tier Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary that is a Material Subsidiary and, promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(d)    Real Property Collateral. (i) Promptly after the acquisition of any owned real property by any Credit Party (except, for the avoidance of doubt, any Excluded Subsidiary unless otherwise required under Section 8.14(b) hereof) that is not subject to the existing Security Documents (and, in any event, within ten (10) days after such acquisition, as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent and (ii) promptly thereafter (and in any event, within sixty (60) days of such acquisition (as such time period may be extended by the Administrative Agent, in its sole discretion), deliver such mortgages, deeds of trust, title insurance policies, environmental reports, flood diligence, zoning reports, surveys, opinions of counsel and other documents reasonably requested by the Administrative Agent in connection with granting and perfecting a first priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, all in form and substance reasonably acceptable to the Administrative Agent; provided that, the Credit Parties shall not be required to comply with this clause (b) for owned real property up to an aggregate fair market value of less than or equal to $5,000,000. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property located in the United States acquired by any Loan Party after the Closing Date until (i) the date that occurs forty-five (45) days after the Administrative Agent has delivered to the each Lender that is U.S. Person (which may be delivered electronically) the following documents in respect of such real property: (A) a completed flood hazard determination from a third party vendor; (B) if such real property is located in a “special flood hazard area”, (x) a notification to the Borrowers (or applicable Credit Party) of that fact and (if applicable) notification to the Borrowers (or applicable Credit Party) that flood insurance coverage is not available and (y) evidence of the receipt by the Borrowers (or applicable Credit Party) of such notice; and (C) if such notice is required to be provided to the Borrowers (or applicable Credit Party) and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (ii) the Administrative Agent shall have received written confirmation from the Lenders that are U.S. Persons that flood insurance due diligence and flood insurance compliance has been completed by each Lender that is a U.S. Person (such written confirmation not to be unreasonably conditioned, withheld or delayed).

(e)    Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger or amalgamation transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger or amalgamation transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.14(a), (b) or (c), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.14(a), (b) or (c), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(f)    Exclusions. The provisions of this Section 8.14 shall not apply to assets as to which the Administrative Agent and the Borrowers shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby. For the avoidance of doubt, Schedule 8.14(f) sets forth a list of (A) the Credit Parties as of the Closing Date, (B) the Persons that are expected to become Credit Parties after the Closing Date pursuant to Section 8.17, (C) non-Material Subsidiaries of the Parent as of the Closing Date and (D) the Subsidiaries of the Parent that, as of the Closing Date, are not Credit Parties because they are Excluded Subsidiaries.

(g)    Removal of Guarantors. (i) If a Borrower provides evidence reasonably satisfactory to the Administrative Agent that one or more Subsidiary Guarantors no longer satisfies the definition of a “Material Subsidiary” or that such Subsidiary Guarantor is no longer required as a Subsidiary Guarantor in order to satisfy the requirements set forth in Section 8.14(b), then the Administrative Agent shall promptly release such Subsidiary from its Guaranty and any related Liens or security interests and such Subsidiary shall thereafter cease to be a Subsidiary Guarantor (whether as a “Material Subsidiary” or as a Subsidiary Guarantor pursuant to Section 8.14(b)) for purposes of this Agreement, and the Administrative Agent agrees to promptly return any stock certificates it possesses representing any Equity Interests previously pledged by such Subsidiary, and (ii) if a Borrower provides evidence reasonably satisfactory to the Administrative Agent that one or more Subsidiary Guarantors satisfies the definition of an “Excluded Subsidiary” and such Subsidiary Guarantor is no longer required as a Subsidiary Guarantor in order to satisfy the requirements set forth in Section 8.14(b), then the Administrative Agent shall promptly release such Subsidiary from its Guaranty and any related Liens or security interests and such Subsidiary shall thereafter be an Excluded Subsidiary for purposes of this Agreement, and the Administrative Agent agrees to promptly return any stock certificates it possesses representing the Equity Interests previously pledged by such Subsidiary or (y) issued by such Subsidiary and previously pledged by another Credit Party, in the case of this clause (y) to the extent such Equity Interests would not be required to be pledged pursuant to Section 8.14(c) in the event that such Subsidiary were a newly formed or acquired Subsidiary.

SECTION 8.15    Use of Proceeds.

(a)    The Borrowers shall use the proceeds of the Extensions of Credit (i) to refinance all existing Indebtedness of the Borrowers and their Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1), (ii) to finance Capital Expenditures, Restricted Payments permitted hereunder, Investments permitted hereunder and Permitted Acquisitions, (iii) to pay fees, commissions and expenses in connection with the Transactions, and (iv) for working capital and general corporate purposes of the Borrowers and their Subsidiaries.

(b)    The Borrowers shall use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.15, as applicable.

SECTION 8.16    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien (including, without limitation, with respect to Liens in after-acquired property), all at the expense of the Credit Parties. The Borrowers also agree to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. For the avoidance of doubt, this Section 8.16 shall be subject to any exceptions, grace periods or thresholds set forth in this Agreement or in the applicable Security Documents.

SECTION 8.17    Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 8.17, in each case within the time limits specified on such schedule; provided that any such time limit may be extended, by the Administrative Agent from time to time in its sole discretion.

SECTION 8.18    [Reserved].

SECTION 8.19    Spanish Public Documents.

(a)    All the parties to this Agreement shall, at the request of the Administrative Agent, formalize this Agreement and any other Loan Document (together with any amendments thereto) in a Spanish Public Document within twenty (20) Business Days from the request of the Administrative Agent (or such later date as the Administrative Agent may agree in its sole discretion) before a Spanish notary selected by the Administrative Agent, so that this Agreement or each relevant Loan Document shall have the status of a notarial document for all purposes contemplated in Article 517 et seq. of the Spanish Civil Procedural Law (Law 1/2000 of 7 January) (Ley de Enjuiciamiento Civil) (as amended from time to time, the “Spanish Civil Procedural Law”).

(b)    Each Spanish Public Document may, at the election of the Administrative Agent, include a translation into Spanish of this Section 8.19 and Section 8.20 below.

(c)    Each Credit Party hereby expressly authorizes the Administrative Agent (and any Lender or Issuing Lender, as appropriate) to request and obtain from the Spanish notary public before whom any Loan Document has been formalized, any further copy of any Loan Document raised to the status of a Spanish Public Document.

SECTION 8.20    Executive Proceedings and Evidence of Debt.

(a)    Upon the occurrence of an Event of Default, the Administrative Agent (and/or any Lender or Issuing Lender) shall:

(i)    calculate the amount due to each of the Lenders and/or Issuing Lenders (based on the total aggregate amount of the balance of the accounts maintained by the Administrative

Agent) (or to the relevant Lender or Issuing Lender, based on the total aggregate amount of the balance of the account(s) maintained by such Lender or Issuing Lender); and

(ii)    issue a certificate (in a form which is valid and admissible in court) detailing the total amount due and payable by the relevant Credit Party to each of the Lenders and/or Issuing Lenders (or the relevant Lender or Issuing Lender) under the Loan Documents as of the date on which that certificate is issued.

(b)    The Administrative Agent (or the relevant Lender or Issuing Lender, as applicable) shall procure that a notary certifies that the amounts set out in the certificate referred to in clause (a) above reflect the amounts set out in the Administrative Agent’s (or Lender’s or Issuing Lender’s) account referred to in clause (a) above.

(c)    For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the parties to this Agreement expressly agree that:

(i)    the amounts referred to in clause (a) above shall be considered as due, liquid and payable and may be claimed pursuant to Articles 571 et seq. of the Spanish Civil Procedural Law;

(ii)    the Administrative Agent (or the relevant Lender or Issuing Lender, as the case may be) shall determine the amount of debt to be claimed in accordance with clause (a)(i) above; and

(iii)    any certificate issued in accordance with clause (a)(ii) above shall be conclusive evidence of the total amount due and payable by the Credit Parties to each of the Lenders and/or Issuing Lenders (or the relevant Lender or Issuing Lender, as the case may be) under the Loan Documents as of the date on which that certificate is issued.

(d)    For the purposes of article 693.2 of the Spanish Civil Procedural Law, the parties to this Agreement also agree that the Administrative Agent (and/or any Lender or Issuing Lender) may claim all amounts outstanding under the Loan Documents (without prejudice of any other right or remedy of the Administrative Agent or any Lender) by presenting:

(i)    an original notarial or authentic copy (testimonio con carácter ejecutivo) of this Agreement;

(ii)    a notarial document (acta notarial) (incorporating the certificate referred to in paragraph (a) above and an excerpt of the credits and debits, including the interest applied, which appear in the relevant account(s) referred to in clause (a) above) which has been certified by a notary in accordance with clause (b) above; and

(iii)    evidence that the respective Credit Party has been notified of the amount which is due and payable.

(e)    The Borrowers authorize the Administrative Agent (and each Lender and Issuing Lender) to request and obtain, at the cost of the Borrowers, any certificate or documents (including, but not limited to, any authentic copy (copias con carácter ejecutivo)) issued by the notary who has formalized this Agreement in order to evidence its compliance with the entries which must be made in its registry-book and the relevant entry date for the purpose of number 4 of Article 517, of the Spanish Civil Procedural Law.

(f)    Each Spanish Credit Party shall, within 20 Business Days following the request of the Administrative Agent (or such later date as the Administrative Agent may agree in its sole discretion), grant in favor of the Administrative Agent a Spanish escritura in which each relevant Spanish Credit Party will acknowledge the amounts owed by it (reconocimiento de deuda) under this Agreement and/or any other Loan Document.

ARTICLE IX

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, no Borrower will, and will not permit any of its Subsidiaries nor each other Credit Party and its respective Subsidiaries to:

SECTION 9.1    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a)    the Obligations;

(b)    Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)    Indebtedness existing on the Closing Date and listed on Schedule 9.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the Borrowers and their Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(d)    Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed the greater of $50,000,000 and the Corresponding Multiple of LTM EBITDA thereof at any time outstanding;

(e)    Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3 and Indebtedness incurred by a Credit Party in connection with the consummation of Permitted Acquisitions in an aggregate amount (excluding for purposes of this calculation any Indebtedness incurred when, immediately after giving effect thereto, the Consolidated Total Net Leverage Ratio would not exceed 2.25 to 1.00) not to exceed $25,000,000 at any time outstanding;

(f)    Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (d) of this Section;

(g)    intercompany Indebtedness:

(i)    owed by any Credit Party to another Credit Party;

(ii)    owed by any Credit Party to any non-Subsidiary Guarantor (provided that such Indebtedness shall be subordinated to the Obligations pursuant to the Master Intercompany Subordination Agreement or otherwise in a manner reasonably satisfactory to the Administrative Agent);

(iii)    owed by any non-Subsidiary Guarantor to any other non-Subsidiary Guarantor; and

(iv)    owed by any non-Subsidiary Guarantor to any Credit Party to the extent permitted pursuant to Section 9.3;

(h)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)    unsecured Indebtedness (i) incurred in the ordinary course of business of any Borrower and its Subsidiaries consisting of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower or such Subsidiary and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(j)    in addition to, and without limiting the foregoing, Indebtedness of any non-Subsidiary Guarantor in an aggregate principal amount for all non-Subsidiary Guarantors not to exceed $25,000,000 at any time outstanding;

(k)    Indebtedness of the Borrowers and their Subsidiaries not otherwise permitted pursuant to this Section 9.1 in an aggregate principal amount not to exceed the greater of $55,000,000 and the Corresponding Multiple of LTM EBITDA thereof at any time outstanding;

(l)    unsecured Indebtedness for borrowed money of any Borrower, and unsecured Contingent Liabilities of any Subsidiary Guarantor in respect of such unsecured Indebtedness, in an aggregate principal amount at any time outstanding not to exceed $55,000,000; provided (i) that no Default or Event of Default has occurred which is continuing at the time that such unsecured Indebtedness is incurred or would result from the incurrence thereof, (ii) such unsecured Indebtedness matures at least 180 days after the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date in effect at the time of incurrence of such Indebtedness and (iii) such unsecured Indebtedness does not contain any financial maintenance covenants or any covenants that, when taken as a whole, are more restrictive than those provided for in this Agreement or any required principal payments or prepayments prior to the maturity thereof; and

(m)    to the extent constituting Indebtedness, Purchased Leases, all repurchase, collection advances and indemnification obligations in connection therewith and all Contingent Liabilities with respect thereto; provided that the terms of each Lease Purchase Transaction shall provide that (x) the maximum amount of such Indebtedness that may under any circumstances arise from “obligor defaults”

or similar events in the case of any Lease Purchase Transaction in any twelve month “Loss Determination Period” (as such term is defined with respect to such Lease Purchase Transaction) (it being understood that the amount of such permitted Indebtedness shall be calculated net of proceeds from remarketing of equipment the subject of “obligor defaults” and net of subsequent payments received from any such obligors, in each case during such Loss Determination Period shall not exceed $10,000,000 and (y) any other circumstances where any Borrower or any Subsidiary would become liable to repurchase Purchased Leases shall be consistent in all material respects with, and not materially less favorable to such Borrower or such Subsidiary than, the terms of the Lease Purchase Transactions in effect on the Closing Date.

SECTION 9.2    Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)    Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)    Liens in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)    Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA (or similar applicable law governing Canadian Pension Plans) or Environmental Laws) (i) not yet due or then payable without penalty or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)    the claims of materialmen, mechanics, carriers, warehousemen, repairmen, workmen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(e)    deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under Canadian Pension Plans, workers’ compensation, unemployment insurance and other types of, governmental insurance or benefits, social security or similar legislation, or to secure the performance of tenders, bids and leases, statutory obligations, surety and appeal bonds, letters of intent, obligations under credit card processing agreements, government contracts, expropriations, trade contracts, expropriations, proceedings, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than Indebtedness for borrowed money);

(f)    encumbrances in the nature of zoning restrictions, easements, rights-of-way, restrictive covenants, servitudes, encroachments and other rights or restrictions of record on the use of real property (including the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein), which do not materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;

(g)    Liens arising from the filing of precautionary UCC or PPSA financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrowers and their Subsidiaries;

(h)    Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created within 90 days after such Indebtedness is incurred, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the cost of the purchase, repair improvement or lease amount (as applicable) of such Property at the time of such purchase, repair, improvement or lease (as applicable);

(i)    Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 10.1(m) or securing appeal or other surety bonds relating to such judgments;

(j)    Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrowers or any of their Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrowers or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of the Borrowers or any of their Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement);

(k)    Liens securing Indebtedness permitted under Section 9.1(e) (provided, that (i) such Liens are applicable only to the specific Property that is purchased or otherwise acquired by a Credit Party in connection with the incurrence of such Indebtedness, (ii) such Liens do not attach to any other Property of the Borrowers or any of their Subsidiaries, and (iii) in the case of Liens on the Collateral, such Liens shall be subject to a pari passu intercreditor agreement reasonably acceptable to the Administrative Agent), (g) and (j);

(l)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off, netting or recoupment with respect to any deposit account of the Borrowers or any Subsidiary thereof;

(m)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(n)    any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrowers or their Subsdiaries or materially detract from the value of the relevant assets of the Borrowers or their Subsidiaries or (ii) secure any Indebtedness;

(o)    Liens not otherwise permitted hereunder on assets securing Indebtedness or other obligations in the aggregate principal amount not to exceed the Threshold Amount at any time outstanding;

(p)    Liens on Collateral consisting of Purchased Lease Collateral securing claims under Purchased Leases and any Liens arising from the filings of PPSA or UCC financing statements by Lease Purchasers in respect thereof;

(q)    Liens relating to licenses of patents, trademarks and other intellectual property rights granted by the Borrowers or any of their Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

(r)    any Lien given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of any of the Borrowers or their Subsidiaries, not securing any Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries; and

(s)    any Lien consisting of the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, agreement, franchise, grant or permit of any of the Borrowers or their Subsidiaries, to terminate any such lease, agreement, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof.

SECTION 9.3    Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, guarantees of Indebtedness of, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a)    (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date;

(ii)     Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3;

(iii)     Investments made after the Closing Date by any Credit Party in any other Credit Party;

(iv)    Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;

(v)    Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party; and

(vi)    Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed (A) the greater of $25,000,000 and the Corresponding Multiple of LTM EBITDA thereof plus (B) the sum of all distributions of cash, property or assets received after the Closing Date by any Credit Party from any Non-Guarantor Subsidiary (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vi) shall be evidenced by the Master Intercompany Note or a demand note otherwise in form and substance reasonably satisfactory to the Administrative Agent, which note shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents);

(b)    Investments in cash and Cash Equivalents; provided that any Investment in Property satisfying definition of “Cash Equivalents” at the time such Investment is made may continue to be held under this clause (b), notwithstanding that such Property thereafter ceases to satisfy the definition of “Cash Equivalents;

(c)    Investments by the Borrowers or any of their Subsidiaries consisting of Capital Expenditures permitted by this Agreement;

(d)    deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(e)    Hedge Agreements permitted pursuant to Section 9.1;

(f)    purchases of assets in the ordinary course of business;

(g)    Investments by the Borrowers or any Subsidiary thereof in the form of Permitted Acquisitions;

(h)    Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $5,000,000;

(i)    Investments in the form of Restricted Payments permitted pursuant to Section 9.6 or otherwise permitted by Section 9.4;

(j)    Guaranty Obligations permitted pursuant to Section 9.1;

(k)    Investments not otherwise permitted pursuant to this Section in an aggregate amount not to exceed (A) the greater of $65,000,000 and the Corresponding Multiple of LTM EBITDA thereof plus (B) the sum of all distributions of cash, property or assets received after the Closing Date in respect of any such Investments at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing;

(l)    Investments resulting from collection advance obligations under Purchased Leases consistent with the past practice of the Borrowers and their Subsidiaries as of the Closing Date in an amount not to exceed $10,000,000 in the aggregate at any time outstanding;

(m)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(n)    Investments consisting of any deferred portion of the sales price received by any Borrower or any Subsidiary in connection with any Asset Disposition permitted under Section 9.5;

(o)    Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business; and

(p)    the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 9.4    Fundamental Changes. Merge, consolidate, amalgamate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)    (i) any Wholly-Owned Subsidiary of the Borrowers may be merged, amalgamated, consolidated or dissolved voluntarily with or into a Borrower (provided that such Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of a Borrower may be merged, amalgamated, consolidated or dissolved voluntarily with or into any Subsidiary Guarantor (provided that such Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrowers shall comply with Section 8.14 in connection therewith);

(b)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated, consolidated or dissolved voluntarily with or into any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated, consolidated or dissolved voluntarily with or into any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(c)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrowers or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d)    any Non-Guarantor Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary (other than a Foreign Subsidiary of a U.S. Credit Party);

(e)    any Wholly-Owned Subsidiary of a Borrower may merge or amalgamate with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that in the case of any merger or amalgamation involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the surviving or continuing entity shall become a Subsidiary Guarantor and the Borrowers shall comply with Section 8.14 in connection therewith;

(f)    any Person may merge or amalgamate into a Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided that (i) in the case of a merger or amalgamation involving such Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be such Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be such Borrower or a Wholly-Owned Subsidiary of such Borrower;

(g)    any Subsidiary that is a non-Material Subsidiary may be dissolved or otherwise wound up; provided that all of the assets of such non-Material Subsidiary are transferred to one or more Subsidiaries prior to such dissolution or winding up; and

(h)    (i) any intercompany transactions described on Schedule 9.4 as of the Closing Date and (ii) any other intercompany transactions approved in writing by the Required Lenders (such approval not to be unreasonably withheld or delayed), it being understood and agreed that upon receipt by the Administrative Agent of all relevant information related thereto, in the reasonable determination of the Administrative Agent, the Administrative Agent shall promptly deliver such information to the Required Lenders for consideration.

SECTION 9.5    Asset Dispositions. Make any Asset Disposition except:

(a)    the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrowers or any of their Subsidiaries;

(b)    non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrowers and their Subsidiaries;

(c)    leases, subleases, licenses or sublicenses of real or personal property granted by the Borrowers or any of their Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrowers or any of their Subsidiaries;

(d)    Asset Dispositions in connection with Insurance and Condemnation Events;

(e)    Assets Dispositions in connection with (i) transactions permitted by Section 9.4 and (ii) Investments in Subsidiaries permitted by Section 9.3; and

(f)    any other Asset Dispositions not otherwise permitted pursuant to this Section; provided that such Asset Disposition is made for fair market value (as determined by the Borrowers in good faith);

(g)    Purchased Leases or Residual Positions to a Lease Purchaser in connection with one or more Lease Purchase Transactions in the ordinary course of the Parent’s and its Subsidiaries’ business, provided that the consideration received by the applicable Borrower or Subsidiary for such sale consists of no less than 90% in cash and is conducted in an arm’s length transaction with such Person;

(h)    Asset Dispositions consisting of Intellectual Property Assets to a Patent Enforcement Party, provided that (i) the Net Cash Proceeds received from such Asset Disposition are used to prepay the Loans in accordance with Section 4.4(b)(iii) without any ability to reinvest such Net Cash Proceeds pursuant to the provisos to such Section, (ii) such Intellectual Property Assets are, contemporaneously with such Asset Disposition, made subject to a perpetual license from the Patent Enforcement Party to the Parent or one of its Subsidiaries, which license is freely-assignable by the applicable Borrower or Subsidiary and shall constitute Collateral upon which the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected first priority Lien, subject to no Liens other than Permitted Liens, and (iii) upon completion of the patent enforcement process by the Patent Enforcement Party, either (A) all right, title and interest in such Intellectual Property Assets shall revert back to the Parent or its applicable Subsidiary or (B) the Parent or its applicable Subsidiaries shall have received fair market value in exchange for such Intellectual Property Assets; and

(i)    Asset Dispositions consisting of the disposition of equipment and related goods to customers or prospective customers in the ordinary course of business and consistent with past practices for purposes of allowing such parties to test any Borrower’s or any Subsidiary’s products or services.

SECTION 9.6    Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”) provided that:

(a)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrowers and their Subsidiaries may pay dividends in shares of its own Qualified Equity Interests;

(b)    any Subsidiary of a Borrower may pay cash dividends to a Borrower or any Subsidiary Guarantor;

(c)    any Credit Party may make Restricted Payments to any other Credit Party;

(d)    any Non-Guarantor Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis); and

(e)    any Credit Party may make other Restricted Payments (i) in an aggregate amount not to exceed in any Fiscal Year the sum of $35,000,000 plus unused capacity pursuant to this clause (e) from the prior Fiscal Year so long as (A) no Default or Event of Default has occurred or is continuing or would result therefrom and (B) the Credit Parties have demonstrated to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Restricted Payment on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 9.15, (C) with respect to usage of the basket set forth in this clause (e)(i), the basket for such Fiscal Year shall be used first, with the carryover from the prior Fiscal Year to be used after such initial basket is exhausted and (D) the aggregate amount of payments pursuant to this clause (e)(i) shall not exceed $50,000,000 in any Fiscal Year or (ii) in an unlimited amount so long as (A) no Default or Event of Default has occurred or is continuing or would result therefrom, (B) as after giving effect to such Restricted Payment on a pro forma basis the Consolidated Total Net Leverage Ratio is less than or equal to 2.50 to 1.00 .

SECTION 9.7    Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrowers or any of their Subsidiaries or (b) any Affiliate of any such officer, director or holder, other than:

(i)    transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.13;

(ii)    transactions existing on the Closing Date and described on Schedule 9.7;

(iii)    transactions among Credit Parties;

(iv)    other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of the Parent;

(v)    employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and

(vi)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrowers and their Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowers and their Subsidiaries.

SECTION 9.8    Accounting Changes; Organizational Documents.

(a)    Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP; provided that any Subsidiary of the Parent may change its Fiscal Year to correspond to the Parent’s Fiscal Year, in which case the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement necessary to reflect such change in Fiscal Year.

(b)    Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or remedies of the Lenders.

SECTION 9.9    Payments and Modifications of Subordinated Indebtedness.

(a)    Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

(b)    Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Subordinated Indebtedness, except:

(i)    refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Section 9.1(c) or (g)(ii), and by any subordination provisions applicable thereto;

(ii)    payments and prepayments of any Subordinated Indebtedness made solely with the proceeds of Qualified Equity Interests; and

(iii)    the payment of principal and interest (in each case, at the stated, scheduled date for payment set forth in the applicable documents governing or evidencing such Subordinated Indebtedness), expenses and indemnities in respect of Subordinated Indebtedness (other than any such payments prohibited by the subordination provisions applicable thereto).

SECTION 9.10    No Further Negative Pledges; Restrictive Agreements.

(a)    Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties (whether real or personal) or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary as of the Closing Date, (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (v) pursuant to any agreement setting forth the terms of an Asset Disposition permitted under this Agreement (provided that any such restriction contained therein relates only to the asset or assets disposed in such Asset Disposition) and (vi) pursuant any agreement setting forth the terms of a Lease Purchase Transaction (provided that any such restriction contained therein relates only to the Purchased Lease Collateral related thereto).

(b)    Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law and (C) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto.

(c)    Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of a Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 9.11    Nature of Business. Engage in any business other than the business conducted by the Borrowers and their Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

SECTION 9.12    [Reserved].

SECTION 9.13    Sale Leasebacks. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease unless, either:

(a)    immediately prior to the entering into of such arrangement, such Person, could, pursuant to Section 9.2, create a Lien on property to secure Indebtedness in an amount equal to the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof with respect to such sale and leaseback transaction; or

(b)    such Person applies, within 120 days after the sale or transfer, an amount equal to the fair market value of the property so sold and leased back at the time of entering into such sale and leaseback transaction (as determined by the Board of Directors of the Parent or such Person) to the prepayment of the Loans pursuant to Sections 4.4(a) and (b).

SECTION 9.14    [Reserved].

SECTION 9.15    Financial Covenants.

(a)    Consolidated Total Net Leverage Ratio. As of the last day of any fiscal quarter ending during the periods specified below, permit the Consolidated Total Net Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
Closing Date through June 30, 2018	3.50 to 1.00
July 1, 2018 and thereafter	3.25 to 1.00

; provided that, following the date on which a Material Acquisition is consummated, the Consolidated Total Net Leverage Ratio level at the end of each of the four (4) fiscal quarters following such date shall be increased to 3.75 to 1.00.

(b)    Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than or equal to 3.00 to 1.00.

(c)    Specified Equity Contribution. Notwithstanding the above, the parties hereto acknowledge and agree that, solely for purposes of all calculations made in determining compliance with this Section 9.15, following the request by the Parent within five (5) Business Days after the day on which financial statements are required to be delivered with respect to a Fiscal Year pursuant to Section 8.1(a) or a fiscal quarter pursuant to Section 8.1(b), as applicable, for a cash equity contribution (which equity shall be common equity or another form reasonably acceptable to the Administrative Agent) to the Parent, the amount of such cash equity contribution, to the extent received within ten (10) Business Days after the day on which financial statements are required to be delivered with respect to a Fiscal Year pursuant to Section 8.1(a) or a fiscal quarter pursuant to Section 8.1(b), as applicable, will be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the financial covenants contained herein at the end of such Fiscal Year or fiscal quarter and each applicable subsequent period (any such equity contribution, a “Specified Equity Contribution”); provided that (i) there shall not be two (2) consecutive fiscal quarters in which a Specified Equity Contribution is made, (ii) in any four (4) fiscal quarter period, there shall be at least two (2) fiscal quarters in respect of which no Specified Equity Contribution is made, (iii) there shall not be more than five (5) Specified Equity Contributions made during the term of this Agreement, (iv) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Credit Parties to be in pro forma compliance with the financial covenants set forth above, and (v) a Specified Equity Contribution shall only be included in the computation of the financial covenant solely for purposes of determining compliance by the Credit Parties with this Section 9.15 and not for any other purpose under this Agreement (including, without limitation, any determination of the Applicable Margin, any compliance with this Section 9.15 set forth in the definition of Permitted Acquisition and in the determination of the availability of any baskets set forth in Article IX). Upon the making of a Specified Equity Contribution, the financial covenants in this Section 9.15 shall be recalculated giving effect to the increase in Consolidated EBITDA (it being understood that Indebtedness shall not be recalculated to give effect to any decrease in Indebtedness to the extent the proceeds of any Specified Equity Contribution are used to prepay any Indebtedness); provided that nothing in this subsection shall waive any Default that exists pursuant to clauses (a) or (b) of this Section 9.15 until such recalculation, but no Event of Default shall be deemed to exist until the expiration of the ten (10) Business Day period referenced above. If, after giving effect to such recalculation, the Credit Parties are in compliance with the financial covenants, the Credit Parties shall be deemed to have satisfied the requirements of the financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date and the applicable Default or Event of Default that had occurred shall be deemed waived and not to have occurred for all purposes of this Agreement and the other Loan Documents.

SECTION 9.16    Canadian Pension Plans. (a) Participate in, contribute to or become required to contribute to or assume or incur any actual or contingent liability under, any Canadian Multi-Employer Plan; or (b) establish, commence participation in, or assume any liability under any Defined Benefit Plan, or acquire any interest in any Person if such Person sponsors, maintains or contributes to, or is required to contribute to, or has any actual or contingent liability under, any Defined Benefit Plan or any Canadian Multi-Employer Plan which contains a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Canadian Tax Act; provided that the Parent or any Subsidiary of the Parent may acquire an interest in any such Person if (i) an interest in such Person is acquired pursuant to a Permitted

Acquisition or another Investment permitted by this Agreement and neither the Parent nor any Subsidiary of the Parent (other than the Person) has any legal liability to perform any such Person’s obligations or assume any such Person’s liabilities in an aggregate principal amount that exceeds, when combined with any other such liabilities incurred under this clause (i), $10,000,000, or (ii) the prior written consent of the Administrative Agent is obtained, such consent not to be unreasonably withheld.

SECTION 9.17    Disposal of Subsidiary Interests. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5.

ARTICLE X

DEFAULT AND REMEDIES

SECTION 10.1    Events of Default. Each of the following shall constitute an Event of Default:

(a)    Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)    Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other monetary Obligation, and such default shall continue for a period of three (3) Business Days.

(c)    Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party in this Agreement or in any other Loan Document that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party in this Agreement or any other Loan Document that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)    Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Section 8.1, 8.2(a), 8.2(d), 8.3, 8.4 (solely with respect to the existence of each Credit Party), 8.15 or 8.16 or Article IX.

(e)    Default in Performance of Other Covenants and Conditions. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document to which it is a party and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Parent and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f)    Indebtedness Cross-Default. (i) Any Credit Party or any Subsidiary thereof shall (A) default in the payment of any Indebtedness (other than the Loans, any Reimbursement Obligation or any Hedge Agreement) the aggregate principal amount (including undrawn committed or available amounts) of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, any Reimbursement Obligation or any Hedge Agreement) the aggregate principal amount (including undrawn committed or available amounts), of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired) or (ii) any Credit Party or any Subsidiary thereof shall (A) default in the payment of any amounts due under any Hedge Agreement, the Hedge Termination Value of which, at the time of such default, is in excess of the Threshold Amount, beyond the period of grace, if any, provided in the Hedge Agreement or (B) default in the observance or performance of any other agreement under any Hedge Agreement, the Hedge Termination Value of which, at the time of such default, is in excess of the Threshold Amount or any other event shall occur or condition exist, with the Credit Party or any Subsidiary thereof as the sole affected party, in each case the effect of which default or other event or condition is to permit the counterparty under such Hedge agreement to declare, with the giving of notice and/or lapse of time, if required, an early termination date for all transactions under such Hedge Agreement.

(g)    [Reserved].

(h)    Change in Control. Any Change in Control shall occur.

(i)    Voluntary Bankruptcy Proceeding. Any Credit Party or any Material Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, receiver-arranger, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(j)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, receiver-arranger, custodian, liquidator or the like for any Credit Party or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Debtor Relief Laws) shall be entered.

(k)    Failure of Agreements. Subject to the Legal Reservations, any provision of this Agreement or any provision of any other Loan Document shall cease to be valid and binding on any Credit Party or any Material Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(l)    ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any U.S. Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.

(m)    Canadian Pension Plans. The occurrence of any of the following events with respect to any Canadian Pension Plan: (i) the institution of any steps by any Borrower, any Subsidiary of a Borrower or any other Person to terminate or wind up any Defined Benefit Plan if, as a result of such termination, any Borrower or any of its Subsidiaries is required to make an additional contribution to such Canadian Pension Plan, or could reasonably be expected to incur a liability or obligation to such Defined Benefit Plan, in an amount in excess of the Threshold Amount; (ii) a contribution failure occurs with respect to any Canadian Pension Plan in an amount in excess of the Threshold Amount; or (iii) the occurrence of any event that results in or would reasonably be likely to result in the incurrence by any Borrower or any of its Subsidiaries of any liability, fine or penalty, or any increase in a liability of any Borrower or any of its Subsidiaries in an amount in excess of the Threshold Amount with respect to any Canadian Pension Plan

(n)    Judgment. A judgment or order (including any requirement to pay issued by a Canadian Governmental Authority) for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

(o)    Subordinated Indebtedness. Unless waived or consented to in accordance with Section 12.2, the subordination provisions contained in any agreement governing Subordinated Indebtedness shall cease to be in full force and effect or shall cease to give the Lenders the rights, powers and privileges purported to be created thereby.

(p)    Classification as Senior Debt. The Secured Obligations shall cease to be classified as “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under any Subordinated Indebtedness instrument.

(q)    Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries shall occur that is in excess of the Threshold Amount (excluding customary deductible thresholds established in accordance with historical past practices).

SECTION 10.2    Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent:

(a)    Acceleration; Termination of Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)    Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrowers.

(c)    General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 10.3    Rights and Remedies Cumulative; Non-Waiver; etc.

(a)    The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.8), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.8, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(c)    Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or any employee or employees of the Administrative Agent or not, to be a receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of any Collateral of the Canadian Borrower (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the Canadian Borrower and not the Administrative Agent, and the Administrative Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Receiver. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Canadian Borrower and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Administrative Agent, enter upon, use and occupy all premises owned or occupied by the Canadian Borrower wherein Collateral may be located, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the Canadian Borrower’s business or as security for loans or advances to enable the Receiver to carry on the Canadian Borrower’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Administrative Agent, all proceeds of Collateral received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to the Administrative Agent. Every such Receiver may, in the discretion of the Administrative Agent be vested with all or any of the rights and powers of the Administrative Agent. The Administrative Agent may, either directly or through its agents or nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

SECTION 10.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (a) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them and (b) to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding;

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.5 and 12.3) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any

amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.5 and 12.3.

SECTION 10.6    Credit Bidding.

(a)    The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or the equivalent provisions under the PPSA, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or the equivalent provisions under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)    Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales, PPSA sales or other similar dispositions of Collateral.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.1    Appointment and Authority.

(a)    Each of the Lenders and each Issuing Lender hereby irrevocably appoints Citizens to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrowers nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any sub-agents and attorneys-in-fact appointed by the Administrative

Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)    The Administrative Agent shall also act as security trustee (the Administrative Agent in such capacity, the “Security Trustee”) in relation to the security created or evidenced by the U.K. Security Agreements. Each Lender and Issuing Lender hereby authorizes the Administrative Agent to enter into the Security Trust Deed on its behalf. Each Person that becomes a Lender or Issuing Lender hereunder after the Closing Date hereby confirms that it shall be bound by the terms of the Security Trust Deed on and from the date on which it becomes a Lender or Issuing Lender as if it were an original Lender or Issuing Lender party thereto. In addition, each reference to the Administrative Agent in this Article XI (including in connection with any indemnification or exculpation provided herein for the benefit of the Administrative Agent) shall be deemed to apply to the Administrative Agent acting in its capacity as security trustee under the Security Trust Deed.

SECTION 11.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3    Exculpatory Provisions.

(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or an Issuing Lender.

(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.9), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

SECTION 11.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 11.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. The Administrative Agent may appoint a sub-agent (the “Canadian Subagent”) with respect to all or any part of the Collateral located in Canada; provided that the Canadian Subagent shall not be authorized to take any action with respect to any Collateral located in Canada unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from any Credit Party be required by the Canadian Subagent to more fully or certainly vest in and confirm to the Canadian Subagent such rights, powers, privileges and duties, such Credit Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If the Canadian Subagent, or successor thereto, shall resign or be removed, all rights, powers, privileges and duties of the Canadian Subagent, to the extent permitted by law, shall automatically vest in and be exercised by Administrative Agent until the appointment of a new Canadian Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Canadian Subagent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of the Canadian Subagent.

SECTION 11.6    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Parent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent reasonably acceptable to the Parent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Parent and such Person, remove such Person as Administrative Agent and appoint a successor reasonably acceptable to the Parent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments (other than Administrative Agent fees), communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)    Any resignation by, or removal of, Citizens as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 11.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

SECTION 11.9    Collateral and Guaranty Matters.

(a)    Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;

(ii)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.2(h); and

(iii)    to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under its applicable Guaranty to which it is a party or other relevant Loan Document pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the applicable Guaranty to which it is a party or other relevant Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10    Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 11.11    Appointment for the Province of Quebec.1 The Administrative Agent is hereby appointed and shall serve as the hypothecary representative for all present and future Lenders and other Secured Parties as contemplated by Article 2692 of the Civil Code of Québec for the purposes of holding all hypothecs granted by any Canadian Credit Party as security for the Obligations. Any person who becomes a Secured Party shall, by its execution of an Assignment and Assumption (in the case of a Lender), by entering into a Secured Hedge Agreement (in the case of a Hedge Bank) or by entering into a Secured Cash Management Agreement ( in the case of a Cash Management Bank), be deemed to have consented to and confirmed the Administrative Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Administrative Agent in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Section 11 shall also constitute the substitution of the hypothecary representative, pursuant to which the successor Administrative Agent shall become, without any further action or formality, the successor hypothecary representative for all Secured Parties for the purposes of holding all hypothecs referred to above. The Administrative Agent in its capacity as hypothecary representative, shall benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all provisions dealing with powers, immunities, indemnities and exclusions from liability.

SECTION 11.12    Special Appointment of Administrative Agent for German Security.

(a)    (a) For the purposes of German Security (as defined below), in addition to the provisions set forth elsewhere in this Agreement and the other Loan Documents, the provisions set forth in this Section 11.12 shall apply. In the case of any inconsistency, the provisions set forth in this Section 11.12 shall prevail.

(b)    With respect to any security interest created under any Security Agreement governed by German law (the “German Security”), the Administrative Agent, in its capacity as collateral agent (“Collateral Agent”), shall, in case of any German Security constituting a non-accessory (nicht akzessorische) security interest, hold, administer and, as the case may be, enforce or release such German Security in its own name, but as trustee (Treuhänder) for the account and benefit of the Secured Parties. The provisions set out in this Section 11.12 (b) shall not constitute a trust pursuant to New York law but shall create a fiduciary relationship (Treuhand) under German law.

(c)    In the case of any German Security constituting an accessory (akzessorische) security interest created by way of pledge or other accessory instrument, the Collateral Agent shall (i) hold (with regard to its own rights under Section 11.13 (Parallel Debt owed to the Administrative Agent)), administer and, as the case may be, enforce or release such German Security in in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Section 11.13 (Parallel Debt owed to the Administrative Agent) and (ii) administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Secured Parties, in each case on the terms and subject to the conditions set forth in this Agreement.

(d)    With regard to any Security Agreement creating any accessory (akzessorische) German Security and for the purposes of entering into any such Security Agreement, performing the rights and obligations thereunder, amending, enforcing and/or releasing such Security Agreement, each Secured Party hereby instructs and authorizes the Administrative Agent to act as its agent (Stellvertreter), and releases the Administrative Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in

[1]	Subject to review by Quebec counsel.

each case to the extent legally possible to such Secured Party. A Secured Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.

(e)    Each Secured Party which becomes a party to any Loan Document ratifies and approves all acts and declarations previously done by the Collateral Agent on such Secured Party’s behalf (including, for the avoidance of doubt, the declarations made by the Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht)) with respect to the creation or perfection of any German Security by the Collateral Agent on behalf and for the benefit of any Secured Party.

(f)    At the request of the Collateral Agent, each Secured Party shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purpose of executing any relevant agreements and documents on their behalf in connection with the German Security. Each Secured Party hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Party’s behalf.

(g)    Each Secured Party (other than the Collateral Agent) hereby instructs the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Secured Party (other than the Collateral Agent). The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security for and on behalf of each Secured Party.

(h)    The Collateral Agent accepts its appointment as agent and administrator of the German Security on the terms and subject to the conditions set forth in this Agreement, and the Secured Parties (other than the Collateral Agent), the Administrative Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Party (other than the Collateral Agent) shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

SECTION 11.13    Parallel Debt Owed to Administrative Agent.

(a)    Subject to clauses (b)(i) and (ii) below, each Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent as creditor in its own right and not as a representative of the Secured Parties (by way of an abstract acknowledgment of debt (abstraktes Schuldanerkenntnis)) amounts equal to any amounts owing from time to time by such Borrower to each of the Secured Parties under each of the Loan Documents as and when those amounts are due for payment under the relevant Loan Document.

(b)    Each Borrower and the Administrative Agent acknowledges that the obligations of each Borrower under clause (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Borrower to any Secured Party under any Loan Document (its “Corresponding Debt”) nor shall the amounts for which each Borrower is liable under clause (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided that:

(i)    the Administrative Agent shall not demand payment with regard to the Parallel Debt of any Borrower to the extent that such Borrower’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii)    a Secured Party shall not demand payment with regard to the Corresponding Debt of any Borrower to the extent that such Borrower’s Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

(c)    With respect to the Parallel Debt, the Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held in trust for the Secured Parties. The security granted under the Security Agreements to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt.

(d)    All monies received or recovered by the Administrative Agent pursuant to this Section 11.13, and all amounts received or recovered by the Administrative Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(e)    Without limiting or affecting the Administrative Agent’s rights against the Credit Parties (whether under this Section 11.13 or under any other provision of the Loan Documents), each Borrower acknowledges that:

(i)    nothing in this Section 11.13 shall impose any obligation on the Administrative Agent to advance any sum to any Borrower or otherwise under any Loan Document, except in its capacity as Lender; and

(ii)    for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

SECTION 11.14    Special Appointment of Administrative Agent for Swiss Security.

(a)    With respect to any Swiss Security of accessory (akzessorisch/accessoire) nature, the Administrative Agent shall act for the other Secured Parties as direct representative (direkter Stellvertreter/représentant direct) in the name and for the account of each of the other Secured Parties.

(b)    With respect to any Swiss Security of non-accessory (nicht akzessorisch/non accessoire) nature, the Administrative Agent shall act for the other Secured Parties as indirect representative (indirekter Stellvertreter/représentant indirect) in its own name but for the benefit of all the other Secured Parties.

SECTION 11.15    Special Appointment for Spanish Law Purposes.

(a)    Each Secured Party empowers (including the power of self-contract (subcontratar), the power of substitution and sub-empowering (sustitución y subapoderamiento)) and authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions, including appearing before a Spanish public notary to grant or execute any public or private deed related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, documents of formalization, acknowledgement, confirmation, modification or release, acceptance of any security or acknowledgement of debts by any Credit Party). Specifically, the Secured Parties hereby empower the Administrative Agent to enter into, execute, deliver or enforce any guaranty or security granted in relation to this Agreement.

(b)    At the request of the Administrative Agent, a Secured Party that cannot authorize or empower, or that has not authorized or empowered the Administrative Agent to act on its behalf, irrevocably undertakes to the Administrative Agent and the other Secured Parties, to appear and execute with the Administrative Agent to enable the Administrative Agent to exercise any right, power, authority or discretion or instrument, including any Spanish Public Document.

(c)    At the request of the Administrative Agent, the Secured Parties undertake to: (i) grant a power of attorney in favor of the Administrative Agent for any action to be carried out by the Administrative Agent in Spain under the instructions received in accordance with this Agreement; and/or (ii) take any action or appear in any proceeding in Spain, as may be required by the Administrative Agent and, to such effect, follow the instructions received from the Administrative Agent.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1    Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrowers:

Mitel Networks Corporation

Mitel US Holdings, Inc.

350 Legget Drive

Kanata, Ontario K2K 2W7

Attention: Treasurer

Telephone No.: (613) 592-2122

E-mail: greg.hiscock@mitel.com

With copies to:

Mitel Networks Corporation

Mitel US Holdings, Inc.

350 Legget Drive

Kanata, Ontario K2K 2W7

Attention: Vice President Treasury

E-mail: colin.mcanuff@mitel.com

and

Mitel Networks Corporation

Mitel US Holdings, Inc.

350 Legget Drive

Kanata, Ontario K2K 2W7

Attention: Legal Department

Fax: (613) 592-7802

If to Citizens as Administrative Agent:

Citizens Bank, N.A.

28 State Street

Boston, Massachusetts 02109

Attention of: Harriette M. Batson

Telephone No.: (617) 994-7062

E-mail: Harriette.M.Batson@citizensbank.com

With a copy to:

King & Spalding LLP

100 N. Tryon St., Suite 3900

Charlotte, North Carolina 28202

Attention of: William Fuller, Esq.

Telephone No.: (704) 503-2589

E-mail: bfuller@kslaw.com

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Parent and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)    Platform.

(i)    Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Applicable Laws and Canadian federal and provincial securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities Applicable Laws Canadian federal and provincial securities Applicable Laws.

SECTION 12.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:

(a)    without the prior written consent of the Required Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrowers for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Sublimit;

(b)    increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(c)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment (it being understood that a waiver of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(e)    change Section 5.8 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(f)    change Section 4.4(b)(vi) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(g)    except as otherwise permitted by this Section 12.2, change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(h)    consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(i)    release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Guaranty, any Security Agreement (other than as authorized in Section 11.9), without the written consent of each Lender; or

(j)    release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9, as contemplated by Section 8.14(g), or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender in its capacity as such under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender in its capacity as such under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent in its capacity as such under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver and (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.15 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

SECTION 12.3    Expenses; Indemnity.

(a)    Costs and Expenses. The Borrowers and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel, which shall be limited to one U.S. counsel and one Canadian counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnitees and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable jurisdiction to the affected Indemnitee who have informed you of such conflict and thereafter retains such additional counsel), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys fees (which shall be limited to one U.S. counsel and one Canadian counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnitees and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable jurisdiction to the affected Indemnitee who have informed you of such conflict and thereafter retains such additional counsel), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any

Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Credit Exposure at such time, or if the Revolving Credit Exposure has been reduced to zero, then based on such Lender’s share of the Revolving Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.9.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby absent the gross negligence, bad faith or willful misconduct of such Indemnitee.

(e)    Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 12.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness;

provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Parent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.5    Governing Law; Jurisdiction, Etc.

(a)    Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)    Submission to Jurisdiction. The Borrowers and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or any other Credit Party or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. The Borrowers and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.7    Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 12.8    Injunctive Relief. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 12.9    Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Parent (such consent not to be unreasonably withheld or delayed; provided that any such withholding of consent shall be deemed to be reasonable if the proposed assignment is to a Disqualified Institution) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (to the extent that such assignment is not made to a Disqualified Institution); provided, that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Term Loan Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment or a Term Loan Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender an Affiliate of a Lender or an Approved Fund; and

(C)    the consents of the Issuing Lenders and the Swingline Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrowers or any of their Subsidiaries or Affiliates, (B) any Disqualified Institution or their Affiliates or (C) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)    [Reserved].

(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.10, 5.11, 5.12, 5.13 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrowers or any of the Borrowers’ Subsidiaries or Affiliates, which shall be null and void.)

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Parent or the Administrative Agent, sell participations to any Person (other than a natural Person, a Disqualified Institution, a Defaulting Lender or the Borrowers or any of the Borrowers’ Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2(b), (c), (d) or (e) that directly and adversely affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 5.11, 5.12 and 5.13 (subject to the requirements and limitations therein, including the requirements under Section 5.13(g) (it being understood that the documentation required under Section 5.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.12 or 5.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.14(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.8 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations; provided, further, that notwithstanding any other provisions of this Agreement, any Participant claiming the benefits of Section 5.13 shall be required to provide the applicable Withholding Agent with the documentation required under Section 5.13 in accordance with Section 5.13 as if such Participant were a lender. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Spanish Law Procedure for Assignment or Transfer. In relation to any Security Agreement governed by Spanish law or any Subsidiary Guaranty granted by a Spanish Credit Party, each Spanish Credit Party and each other party hereto irrevocably agrees that (in accordance with article 1,528 of the Spanish Civil Code) in the event of any assignment or transfer pursuant to this Section 12.9, the security interests created under, together with all rights and remedies arising under, each Security Agreement governed by Spanish law and each Loan Document entered into by a Spanish Credit Party, shall be deemed to have been automatically transferred to the successor or assign as new Lender and maintained in full force and effect.

(i)    At the request of a new Lender:

the assigning or transferring Lender, the Administrative Agent and such new Lender shall (A) notarize the applicable Assignment and Assumption before a Spanish notary public and all powers of attorney granted to the Administrative Agent shall be duly ratified and, when applicable, (B) file the applicable Assignment and Assumption with any relevant registry to ensure that any Security Agreements governed by Spanish law subject to registration are registered in the name of the new Lender;

any Credit Party shall execute all public or private documents required by the new Lender to evidence the assignment and the transfer of the benefit of the interests in the Security Agreements governed by Spanish law.

(ii)    The Credit Parties, the Administrative Agent and the Lenders irrevocably agree that in the event of any assignment pursuant to this Section 12.9, the Subsidiary Guaranty granted by each Spanish Credit Party shall remain in full force and effect and shall benefit the new Lenders as if they were initial Lenders. The Credit Parties will take such steps as the

Administrative Agent may reasonably request, including appearing before a notary public in Spain to execute any relevant documents as a Spanish Public Document for the purpose of ensuring that the new Lender has the benefit of any Subsidiary Guaranty granted by each Spanish Credit Party.

(iii)    Additionally, the parties hereto expressly agree, for the purposes of article 1,204 of the Spanish Civil Code, that the obligations of each Spanish Credit Party under the Loan Documents and of any Credit Party under any Security Agreement governed by Spanish law will continue in full force and effect following any transfer by way of novation under Section 12.9.

SECTION 12.10    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (other than to any Disqualified Institution) (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, however, that the Administrative Agent, Lender or Issuing Lender, as applicable, agrees to seek confidential treatment with respect to any such disclosure to the extent legally permitted to do so, (c) to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative or other compulsory proceeding, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrowers and their Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers and their Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Parent, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a non-confidential basis from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrowers, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (l) to the extent that such information is independently developed by the Administrative Agent or such Lender or Issuing Lender, as applicable, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from or on behalf of any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that was available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by or on behalf of any Credit Party or any Subsidiary thereof; provided that, in the case of information received from or on behalf of a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.11    Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 12.12    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 12.13    Survival.

(a)    All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate delivered hereunder or in any Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)    Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Section 12.3 and under any other provision of this Agreement and under the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 12.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.16    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.18    USA PATRIOT Act, etc..

(a)    The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

(b)    The Lenders may be subject to Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations, and they hereby notify each Credit Party that in order to comply with such legislations, rules and regulations, they may be, among other things, required to obtain, verify and record information pertaining to such Credit Party, which information may relate to among other things, the names, addresses, corporate directors, corporate registration numbers, corporate tax numbers, corporate shareholders and banking transactions of such Credit Party. Each Credit Party hereby agrees to take such actions and to provide, upon request, such information and access to information regarding such Credit Party is required to enable the Lenders to comply with such Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations.

SECTION 12.19    Independent Effect of Covenants. The Borrowers expressly acknowledge and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII or IX.

SECTION 12.20    No Advisory or Fiduciary Responsibility.

(a)    In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrowers or any of their Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrowers or any of their Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)    Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrowers, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arrangers or Affiliate thereof were not a Lender or Arrangers or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Borrowers or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Parent, the Borrowers or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Borrowers or any Affiliate of the foregoing.

SECTION 12.21    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 12.22    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrowers or any of their Subsidiaries or further restricts the rights of the Borrowers or any of their Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 12.23    Flood Diligence. Each of the parties hereto acknowledges and agrees that, if any real property located in the United States is subject to a Mortgage pursuant to this Agreement or any other Loan Document, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Loans or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (A) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such real property as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (B) the Administrative Agent shall have received written confirmation from each Lender that is a U.S. Person that flood insurance due diligence and flood insurance compliance has been completed by each Lender that is a U.S. Person (such written confirmation not to be unreasonably withheld, conditioned or delayed).

SECTION 12.24    Quebec Interpretation. For all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim” or “rank”, as applicable, (q) “survey” shall include “certificate of location and plan”, (r) “fee simple title” shall include “ownership”, (s) “leasehold interest” shall be deemed to include a “valid lease” and (t) “lease” shall be deemed to include a “contract of leasing (credit-bail)”..

SECTION 12.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

MITEL NETWORKS CORPORATION, as a Borrower

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	Vice President, General Counsel & Corporate Secretary

MITEL US HOLDINGS, INC., as a Borrower

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	Secretary

[Signature Page to Credit Agreement]

AGENTS AND LENDERS:

CITIZENS BANK, N.A., as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Sean J. Lynch
Name:	Sean J. Lynch
Title:	Managing Director

LENDER:

HSBC BANK CANADA, as a Lender

By:	/s/ Casey Coates
Name:	Casey Coates
Title:	Managing Director, Global Banking

By:	/s/ My Le
Name:	My Le
Title:	Director, Global Banking

LENDER:

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Jordan Stewart
Name:	Jordan Stewart
Title:	Director

By:	/s/ Stephen Redding
Name:	Stephen Redding
Title:	Managing Director

LENDER:

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ Brian L. Banke
Name:	Brian L. Banke
Title:	Managing Director

LENDER:

BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as a Lender

By:	/s/ Julie Griffin
Name:	Julie Griffin
Title:	Senior Vice President

LENDER:

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Danielle Dunlop
Name:	Danielle Dunlop
Title:	Financing Manager

By:	/s/ Margaret Michalski
Name:	Margaret Michalski
Title:	Senior Financing Manager

LENDER:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David A. Wild
Name:	David A. Wild
Title:	Senior Vice President

LENDER:

FIFTH THIRD BANK, as a Lender

By:	/s/ Suzanne Rode
Name:	Suzanne Rode
Title:	Managing Director

By:	/s/ Charles Ritchie
Name:	Charles Ritchie
Title:	Managing Director

LENDER:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CANADA BRANCH, as a Lender

By:	/s/ Jack Shuai
Name:	Jack Shuai
Title:	Director

EXHIBIT A-1

[FORM OF]

REVOLVING CREDIT NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, MITEL US HOLDINGS, INC., a Delaware corporation (the “U.S. Borrower”) and MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (the “Parent”; together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”) hereby unconditionally promise to pay on the Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), to [                    ] or its registered assigns (the “Lender”), at the office of Citizens Bank, N.A., in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of March 9, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and Citizens Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as and to the extent provided therein. In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Revolving Credit Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

This Revolving Credit Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.2 (Other Definitions and Provisions) and 12.5 (Governing Law, Jurisdiction, Etc.).

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS REVOLVING CREDIT NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MITEL US HOLDINGS, INC.

By:
Name:
Title:

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Revolving Credit Note]

EXHIBIT A-2

[FORM OF]

SWINGLINE NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, MITEL US HOLDINGS, INC., a Delaware corporation (the “U.S. Borrower”) and MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (the “Parent”; together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”) hereby unconditionally promise to pay on the Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), to [                    ] or its registered assigns (the “Swingline Lender”), at the office of Citizens Bank, N.A., in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the undersigned pursuant to Section 2.2(a) of the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

This Swingline Note is the Swingline Note referred to in the Credit Agreement, dated as of March 9, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and Citizens Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable, all as and to the extent provided therein. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Swingline Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

This Swingline Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.2 (Other Definitions and Provisions) and 12.5 (Governing Law, Jurisdiction, Etc.).

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

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2

IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MITEL US HOLDINGS, INC.

By:
Name:
Title:

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Swingline Note]

EXHIBIT A-3

[FORM OF]

TERM LOAN NOTE

[Date]

FOR VALUE RECEIVED, the undersigned MITEL US HOLDINGS, INC., a Delaware corporation (the “U.S. Borrower”) and MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (the “Parent”; together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”) hereby unconditionally promise to pay, on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below), to [                    ] or its registered assigns (the “Lender”) at the office of Citizens Bank, N.A., in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 4.1 of the Credit Agreement referred to below. The undersigned further agree(s) to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of March 9, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and Citizens Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Term Loan Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Term Loan Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

This Term Loan Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.2 (Other Definitions and Provisions) and 12.5 (Governing Law, Jurisdiction, Etc.).

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TERM LOAN NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

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IN WITNESS WHEREOF, the Borrowers have caused this Term Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MITEL US HOLDINGS, INC.

By:
Name:
Title:

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Term Loan Note]

EXHIBIT B

[FORM OF]

NOTICE OF BORROWING

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to Section [2.3(a)] [4.2] [5.15] of the Credit Agreement, Parent hereby requests on behalf of the [Borrowers] [US Borrower] the following (the “Proposed Borrowing”):

[Incremental Loans be made as follows:]2

Date	[Type of Incremental Loans]	Amount	Interest Rate (Base Rate/ LIBOR Rate)	Interest Period (one, two, three, six or twelve months — for LIBOR Rate only)

Revolving Credit Loans be made as follows:

Date	Amount	Currency	Interest Rate (Base Rate/ LIBOR Rate)	Interest Period (one, two, three, six or twelve months — for LIBOR Rate only)

NOTE:	REVOLVING CREDIT LOAN BORROWINGS THAT ARE (A) BASE RATE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $500,000 AND IN INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF AND (B) LIBOR

[2]	Only to be used in connection with an Incremental Facility issued pursuant to Section 5.15.

RATE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $1,000,000 AND IN INTEGRAL MULTIPLES OF $500,000 IN EXCESS THEREOF.

Swingline Loans to be made on [date] as follows:

Swingline Loans requested:

(1)	Total Amount of Swingline Loans	$

NOTE:	SWINGLINE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $100,000 AND IN INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a)    The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date of the Proposed Borrowing with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects as of such earlier date).

(b)    No Default or Event of Default has occurred and is continuing on the date of the Proposed Borrowing or immediately after giving effect to the Proposed Borrowing unless such Default or Event of Default has been cured or waived in accordance with the Credit Agreement.

(c)    Immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Credit Loans plus outstanding Swingline Loans plus outstanding L/C Obligations does not exceed the Revolving Credit Commitment then in effect, (ii) the outstanding L/C Obligations do not exceed the L/C Commitment and (iii) the outstanding Swingline Loans shall not exceed the Swingline Commitment.

(d)    All conditions set forth in Section [2.3(a)] [4.2] and 6.2 of the Credit Agreement shall have been satisfied.

(e)    [If a Swingline Loan is requested] All conditions set forth in Section 2.2 of the Credit Agreement shall have been satisfied.

(f)    Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 3.1 shall have been satisfied and (ii) there shall exist no Revolving Credit Lender that is a Defaulting Lender unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender.

(g)    Additional Conditions to Swingline Loans. If a Swingline Loan is requested, (i) all conditions set forth in Section 2.2 shall have been satisfied and (ii) there shall exist no

2

Revolving Credit Lender that is a Defaulting Lender unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Swingline Lender’s risk with respect to such Defaulting Lender.

[(h)    [If an Incremental Loan is requested] All conditions set forth in Section 5.15 of the Credit Agreement shall have been satisfied.]

This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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3

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Notice of Borrowing]

EXHIBIT C

[FORM OF]

ACCOUNT DESIGNATION NOTICE

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless Parent shall designate, in writing to the Administrative Agent, one or more other accounts:

Bank Name: [                                        ]

ABA Routing Number: [                    ]

Account Number: [                            ]

[TO BE COMPLETED BY BORROWERS]

Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on payment instructions to be delivered separately.

This Account Designation Notice may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Account Designation Notice]

EXHIBIT D

[FORM OF]

NOTICE OF PREPAYMENT

[Date]

TO:	Citizens Bank, N.A., as Administrative Agent

Re:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

Ladies and Gentlemen:

This letter shall constitute written notice to the Lender pursuant to Section [2.4(c)] [4.4(a)] of the Credit Agreement of the Borrowers’ intent to prepay the [Revolving Credit Loan][Swingline Loan] [Term Loans] listed below in the amount corresponding to such Loan[s] on or about the corresponding date listed below (the “Scheduled Prepayment Date”).

Scheduled Prepayment Date	Amount	Currency	Type of Loan (Revolving Credit Loan/ Swingline Loan/Initial Term Loan/Incremental Term Loan)	Interest Rate (Base Rate/ LIBOR Rate)

NOTE:

PARTIAL PREPAYMENTS SHALL BE IN AN AGGREGATE AMOUNT OF (A) $500,000 OR A WHOLE MULTIPLE OF $100,000 IN EXCESS THEREOF WITH RESPECT TO REVOLVING CREDIT LOANS THAT ARE BASE RATE LOANS (OTHER THAN SWINGLINE LOANS), (B) $1,000,000 OR A WHOLE MULTIPLE OF $500,000 IN EXCESS THEREOF WITH RESPECT TO REVOLVING CREDIT LOANS THAT ARE LIBOR RATE LOANS, (C) $100,000 OR A WHOLE MULTIPLE OF $100,000 IN EXCESS THEREOF WITH RESPECT TO SWINGLINE LOANS AND (D) $1,000,000 OR ANY WHOLE MULTIPLE OF $500,000 IN EXCESS THEREOF WITH RESPECT TO TERM LOANS

[This letter is delivered in connection with a refinancing or incurrence of Indebtedness, the proceeds of which shall be used to prepay all outstanding Obligations under the Credit Facility and is consequently contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing or incurrence is not consummated. The Borrowers will forward to you draft release documents to be reviewed in connection with the release of the Collateral.]3

Notwithstanding the foregoing, this letter shall not be construed as a waiver of any rights of the Borrowers or any of the other Credit Parties under the Credit Agreement and the other Loan Documents.

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[3]	Include if prepayment is to be a prepayment in full of the Credit Facility.

2

Sincerely,

MITEL US HOLDINGS, INC.

By:
Name:
Title:

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Notice of Prepayment]

EXHIBIT E

[FORM OF]

NOTICE OF CONVERSION/CONTINUATION

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to Section 5.4 of the Credit Agreement, the Borrowers hereby request                      conversion (the “Proposed Conversion”) or                      continuation of the following Loans be made as follows (the “Proposed Continuation”):

Applicable Loan	Current Interest Rate and Interest Period	Date	Amount to be converted/ extended	Requested Interest Rate (Base Rate/ LIBOR Rate)	Requested Interest Period (one, two, three, six or twelve[4] months — for LIBOR Rate only)

NOTE:

PARTIAL CONVERSIONS THAT ARE (A) BASE RATE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $500,000 AND IN INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF AND (B) LIBOR RATE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $1,000,000 AND IN INTEGRAL MULTIPLES OF $500,000 IN EXCESS THEREOF.

The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date of the Proposed Conversion or Proposed Continuation or immediately after giving effect to the Proposed Conversion or Proposed Continuation unless such Default or Event of Default has been cured or waived in accordance with the Credit Agreement.

This Notice of Conversion/Continuation may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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[4]	Notice for LIBOR Rate Loans having an Interest Period of twelve months must be received four (4) Business Days prior to the requested date of such borrowing.

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Notice of Conversion/Continuation]

EXHIBIT F

[FORM OF]

OFFICER’S COMPLIANCE CERTIFICATE

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

For the fiscal [quarter] [year] ended [            ,         ].

The undersigned hereby certifies in his/her capacity as an officer and not in his/her individual capacity on behalf of the Credit Parties that, to the best of his/her knowledge, with respect to the Credit Agreement:

(a)    The financial statements delivered for the fiscal period referred to above present fairly the financial position of the Borrowers and their Subsidiaries on a Consolidated basis for the period indicated above, in conformity with GAAP (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes) applied on a consistent basis (subject to any changes in GAAP).

(b)    Except as otherwise noted herein, I have obtained no knowledge of any Default or Event of Default under the Credit Agreement;5

(c)    Attached hereto on Schedule A is a calculation of Consolidated EBITDA for the fiscal quarter referred to above and the year to date period then ended (including a detailed explanation of adjustments made in the calculation).

(d)    Attached hereto on Schedule B are calculations in reasonable detail demonstrating compliance by the Borrowers with the financial covenants set forth Section 9.15 of the Credit Agreement as of the last day of such period referred to above.

(e)    [Attached hereto on Schedule C is a discussion and analysis of the attached financial statements by Parent’s management.]6

[5]

If the undersigned has knowledge that a Default or Event of Default has occurred and is continuing, an explanation of such Default or Event of Default shall be provided on a separate page attached hereto.

[6]	Applicable only to Officer’s Compliance Certificate being delivered in connection with the delivery of financial statements required under Section 8.1(b) of the Credit Agreement.

(f)    [Attached hereto on Schedule D is a certificate of the independent certified public accountants of Parent certifying such financial statements that in connection with their audit, no knowledge was obtained of any Event of Default with respect to accounting matters.]7

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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[7]	Applicable only to Officer’s Compliance Certificates being delivered in connection with the delivery of the financial statements required under Section 8.1(a) of the Credit Agreement.

2

MITEL NETWORKS CORPORATION

By:
Name:
Title:[8]

[8]	The Officer’s Compliance Certificate must be signed by the chief financial officer, treasurer or controller of Parent.

[Signature Page to Officer’s Compliance Certificate]

SCHEDULE A

Consolidated EBITDA

[Calculations Attached]

SCHEDULE B

Financial Covenant Calculations

[Calculations Attached]

[SCHEDULE C

Discussion and Analysis]

[Attached]

[SCHEDULE D

Accountants’ Certificate]

[Attached]

EXHIBIT G

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.]9 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, any Letters of Credit, guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.	Borrowers:	MITEL US HOLDINGS, INC., a Delaware corporation

[9]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

MITEL NETWORKS CORPORATION, a corporation organized _ under the laws of Canada

4.	Administrative Agent:	Citizens Bank, N.A., as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	Credit Agreement dated as of March 9, 2017, by and among the Borrowers, the lenders and other financial institutions from time to time party thereto, and Citizens Bank, N.A., as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	][10]

Effective Date: , 20 .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

[Consented to and] Accepted:

CITIZENS BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

[Consented to:][11]

MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada

By:
Name:
Title:

[11]	Delete signature block if consent is not required under Section 12.9 of the Credit Agreement.

[Signature Page to Assignment and Assumption]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements set forth in the definition of Eligible Assignee and in subsections 12.9(b)(v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the

Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a “signature” of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to the provisions of Section 5.13(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (e) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the Administrative Agent and the U.S. Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Delivery of this Certificate by telecopy shall be effective as an original.

,
as a Lender

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to the provisions of Section 5.13(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (e) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished its participating Lender and the U.S. Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Delivery of this Certificate by telecopy or other electronic means shall be effective as an original.

,
as a Lender

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to the provisions of Section 5.13(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (e) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (f) the interest payments with respect to such participation are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business or are effectively connected but are not includible in the partners/members’ gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished its participating Lender and the U.S. Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Delivery of this Certificate by telecopy or other electronic means shall be effective as an original.

,
as a Lender

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

TO:	Citizens Bank, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of March 9, 2017, by and among MITEL US HOLDINGS, INC., a Delaware corporation, as the U.S. Borrower (the “U.S. Borrower”), MITEL NETWORKS CORPORATION, a corporation organized under the laws of Canada (“Parent”; and together with the U.S. Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders and Citizens Bank, N.A., as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to the provisions of Section 5.13(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) the undersigned is not, and none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (e) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (f) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business or are effectively connected but are not includible in the partners/members’ gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the Administrative Agent and the U.S. Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Delivery of this Certificate by telecopy or other electronic means shall be effective as an original.

,
as a Lender

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]